UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Next Meats Holdings, Inc.

(Exact name of registrant as specified in its charter)

Date: May 24, 2023

Nevada	2000	85-4008709
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

3F 1-16-13 Ebisu Minami Shibuya-ku,

Tokyo Japan

Issuer's telephone number: +81 3-6457-7612

Company email: ishizuka@nextmeats.co.jp

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Offering Price Per Share (1)	Underwriting Discounts and Commissions	Shares to be Offered Pursuant to Offering	Maximum Net Proceeds	Amount of Registration Fee (2)

Common Stock, $0.001 par value (Direct Public Offering)	$0.50	none	20,000,000	10,000,000	1,102.00

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

Next Meats Holdings, Inc.

20,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

The common stock of Next Meats Holdings, Inc. is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol NXMH.

Currently, we have a limited market for our shares of common stock. Our shares of common stock are thinly traded, meaning our shares cannot be easily purchased or sold and have a low volume of shares trading per day which can lead to volatile changes in price per share.

In this public offering we, “Next Meats Holdings, Inc.” are offering 20,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Director, Koichi Ishizuka. There is uncertainty that we will be able to sell any of the 20,000,000 shares being offered herein by the Company. Koichi Ishizuka will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.50 per share for the duration of the Offering. Assuming all of the 20,000,000 shares (100%) being offered by the Company are sold, the Company will receive $10,000,000 in net proceeds. Assuming 15,000,000 shares (75%) being offered by the Company are sold, the Company will receive $7,500,000 in net proceeds. Assuming 10,000,000 shares (50%) being offered by the Company are sold, the Company will receive $5,000,000 in net proceeds. Assuming 5,000,000 shares (25%) being offered by the Company are sold, the Company will receive $2,500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to further our Company's business plan going forward, and additional funding avenues may be necessary.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, we have 502,562,280 shares of common stock, $0.001 par value, issued and outstanding and no shares of preferred stock, $0.001 par value, issued and outstanding.

As of the date of this Registration Statement, Koichi Ishizuka, through his direct and indirect ownership of the Company, via White Knight Co., Ltd., is able to control approximately 62.27% of the voting power of the Company. As such, Mr. Ishizuka has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

We share the same business plan as that of our subsidiaries and we also act as a holding company for our subsidiaries. Through Next Meats Co., Ltd., Next Meats USA, Inc., Next Meats HK Co. Limited, and Next Meats (S) Pte. Ltd., we primarily develop and sell alternative meat products, with ingredients derived from predominantly, plant based materials.

At present, our principal focus is on the creation of plant-based food products to replace traditional animal products, while retaining the taste and texture of the original.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.50 per share for the duration of the offering. The Company estimates the costs of this offering at about $54,000. All expenses incurred in this offering are being paid for by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through May 31, 2023 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is May 24, 2023.

PROSPECTUS SUMMARY

In this Prospectus, “Next Meats Holdings,” “the Issuer,” the “Company,” “we,” “us,” and “our,” refer to Next Meats Holdings, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending April 30th. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

Corporate History

Note: The below corporate history may not include all events that have transpired since inception such as but not limited to the sales of securities by the Company. For addition information regarding the sale(s) of unregistered securities by the Company, please refer to the section herein, titled, “Recent Sales of Unregistered Securities”.

Next Meats Holdings, Inc. (we, us, our, or the "Company"), formerly known as Turnkey Solutions, Inc., was incorporated on April 15, 2020 in the State of Nevada.

On April 15, 2020, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of the Company, at the time known as “Turnkey Solutions, Inc.”

On October 1, 2020, the Company, at the time known as “Turnkey Solutions, Inc.” (the “Company” or “Successor”) announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with Intermedia Marketing Solutions, Inc. (“IMMM” or “Predecessor”) and Intermedia Marketing Solutions Merger Sub, Inc. (“Merger Sub”) collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Intermedia Marketing Solutions, Inc. and Intermedia Marketing Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

The effective date and time of the Reorganization was October 28, 2020 at 4PM PST (the “Effective Time”). The entire plan of Merger is on file with Nevada Secretary of State (“NSOS”) and included in the Articles of Merger pursuant to NRS 92A.200 Nevada Secretary of State (“NSOS”) and attached to and made a part thereof to the Articles of Merger pursuant to NRS 92A.200 filed with NSOS on October 16, 2020. At the Effective Time, Predecessor merged with and into its indirect and wholly owned subsidiary, Merger Sub with Predecessor as the surviving corporation resulting in Predecessor as a wholly owned subsidiary of the Company.

Concurrently, and after the Effective Time, the Company cancelled all of its stock held in Predecessor resulting in the Company as a stand-alone and separate entity with no subsidiaries, no assets and negligible liabilities. The assets and liabilities of Predecessor, if any, remain with Predecessor. The Company abandoned the business plan of its Predecessor and resumed its former business plan of a blank check company after completion of the Merger.

Full details pertaining to the Reorganization can be viewed in the Company’s Form 8-K filed on October 29, 2020.

On November 18, 2020 our former controlling shareholder, Flint Consulting Services, LLC sold 35,000,000 shares of common stock to Next Meats Co., Ltd. a Japan Company. Collectively, at the time of sale, the majority shareholders of Next Meats Co., Ltd. were Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka. The Purchase Price was paid with personal funds of the majority shareholders of Next Meats Co., Ltd. (referred to herein as “NMCO”).

On the same day, November 18, 2020, Paul Moody resigned from his position of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Simultaneous to Paul Moody’s resignations, Ryo Shirai was appointed as our Chief Executive Officer and Director, Hideyuki Sasaki as our Chief Operating Officer and Director, and Koichi Ishizuka as our Chief Financial Officer.

On January 8, 2021, our now former majority shareholder, Next Meats Co., Ltd., a Japan Company, along with our Board of Directors, comprised of Mr. Koichi Ishizuka, Mr. Ryo Shirai, and Mr. Hideyuki Sasaki, took action to ratify, affirm, and approve a name change of the Company from Turnkey Solutions, Inc., to Next Meats Holdings, Inc. The Company filed a Certificate of Amendment with the Nevada Secretary of State (“NVSOS”) to enact the name change with an effective date of January 19, 2021. This was previously disclosed in the Form 8-K we filed on January 25, 2021.

Also on January 8, 2021, our now former majority shareholder, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve a change of the Company’s ticker symbol from TKSI to NXMH.

Pursuant to the above, the Company carried out a FINRA corporate action. As a result of the aforementioned actions the Company’s CUSIP number was changed from 90043H102 to 65345L 100. The change in CUSIP, name change, and symbol change were posted on the FINRA daily list on January 25, 2021 with a market effective date of January 26, 2021.

On January 28, 2021, our majority shareholder at the time, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Following this issuance we had 500,000,000 shares of common stock issued and outstanding. On June 9, 2021 the Company entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd.

Next Meats Co., Ltd. is a Japanese Company that operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes. The product offerings from Next Meats Co., Ltd. are currently sold to various food distributors, supermarkets, and restaurant groups.

Next Meats Co., Ltd. is referred to herein as “NMCO”, and Next Meats Holdings, Inc., is referred to herein as “the Company”, and or “NXMH.” The (now former) shareholders of Next Meats Co., Ltd. are referred to herein as “NMCO shareholders”.

Pursuant to the agreement, at the effective time of the agreement, NXMH acquired NMCO as a wholly owned subsidiary and commensurate with this action, there was a conversion of the NXMH Percentile Share Interest in exchange for the Company’s 100% percentile share interest in NMCO. Immediately prior to the Effective Time, each NMCO shareholder canceled and exchanged their percentile share interest in NMCO for an equivalent percentile share interest in NXMH pursuant to each NMCO shareholder’s pro rata percentage.

On or about September 17, 2021, we incorporated NextMeats France, a French entity. It was later dissolved in December of 2022 as detailed later on below.

In January of 2022, we engaged counsel to incorporate Next Meats USA, Inc. on our behalf. Next Meats USA, Inc. (“NXMH USA”) was incorporated on January 18, 2022 and is a California Corporation.

On February 7, 2022, the incorporator of Next Meats USA, Inc. was discharged of any further duties. Simultaneously, Koichi Ishizuka and Koki Terui were appointed as Directors, and Koki Terui was appointed President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer.

On February 7, 2022, NXMH USA issued 100 shares of its common stock to Next Meats Holdings, Inc., a Nevada Corporation, in exchange for $10,000. As a result of this action, Next Meats Holdings, Inc. became the sole shareholder of NXMH USA. NXMH USA is now a wholly owned subsidiary of Next Meats Holdings, Inc.

Next Meats Holdings, Inc., intends to utilize NXMH USA as a means to expand its business operations into the United States. Currently, the Company offers a wide variety of alternative meat products and it is the Company’s plan to make these products more readily available to those in the United States via NXMH USA.

Prior to the issuance of shares to Next Meats Holdings, Inc., NXMH USA did not have any significant assets, or material transactions, to disclose.

On or about February 8, 2022, we incorporated Next Meats HK Co. Limited (“Next Meats HK”), a Hong Kong Company. Next Meats HK is now a wholly owned subsidiary of the Company. The Registry Number associated with this entity in Hong Kong is 3126390.

On or about March 2, 2022, we incorporated Next Meats (S) Pte. Ltd. (“Next Meats Singapore”), a Singapore Company. Next Meats Singapore. is now a wholly owned subsidiary of the Company. The Company Registration Number in Singapore is 202207295H.

On December 28, 2021 we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of Common Stock from 500,000,000 to 1,000,000,000.

On December 28, 2021, Ryo Shirai resigned as our Chief Executive Officer and was appointed Chairman of the Board of Directors. Ryo Shirai was formerly a Director prior to being elevated to Director and also Chairman of the Board.

The resignation of Mr. Ryo Shirai, as Chief Executive Officer, was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On December 28, 2021, Mr. Koichi Ishizuka was appointed Chief Executive Officer of the Company.

There is no arrangement or understanding among the newly appointed officer, Koichi Ishizuka, or any other person, pursuant to which they were appointed as an officer of the Company.

On July 12, 2022, Mr. Ryo Shirai resigned as the Company’s Chairman of the Board of Directors and as a Director. Mr. Shirai's resignations were a result of personal health issues. The resignations of Mr. Ryo Shirai were not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Company’s Board of Directors is now only comprised of two members.

On November 22, 2022, Ryo Shirai sold 8,229,451 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, the Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $8,229. Ryo Shirai was formerly the Company’s Chief Executive Officer and Chairman of the Board of Directors, until his resignations on December 28, 2021.

On November 22, 2022, Ryo Shirai sold 79,521,051 shares of restricted Common Stock of the Issuer to Koichi Ishizuka, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Koichi Ishizuka was approximately $79,521.

On November 22, 2022, Ryo Shirai sold 25,112,780 shares of restricted Common Stock of the Issuer to Hiroki Tajiri, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $25,113. Hiroki Tajiri is a board member of Next Meats Co., Ltd., a subsidiary of Next Meats Holdings, Inc.

On November 22, 2022, Hideyuki Sasaki sold 112,863,282 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $112,863. Hideyuki Sasaki is currently the Chief Operating Officer, and a Director of the Company.

As a result of the sales of Common Stock conducted by Ryo Shirai and Hideyuki Sasaki, the controlling shareholder of the Company is now Koichi Ishizuka, directly and through his control of White Knight Co., Ltd.

Following the above transactions, Ryo Shirai retains 50,225,560 shares of restricted common stock of the Company while Hideyuki Sasaki also retains 50,225,560 shares of restricted common stock of the Company.

In December of 2022, we dissolved NextMeats France, a French Entity. We do not believe there to be a great enough demand for our products in France and surrounding areas, although we do still intend to offer our products in areas of Europe in the future.

Nature of Business

We share the same business plan as that of our wholly owned subsidiaries. Through Next Meats Co., Ltd., Next Meats USA, Inc., Next Meats HK Co. Limited, Next Meats (S) Pte. Ltd., we primarily develop and sell alternative meat products, with ingredients derived from predominantly, plant based materials.

At present, our principal focus is on the creation of plant-based food products to replace traditional animal products, while retaining the taste and texture of the original.

Our Offering

We have authorized capital stock consisting of 1,000,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and 20,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

We have 502,562,280 shares of common stock and no shares of preferred stock issued and outstanding. Through this offering we will register a total of 20,000,000 shares. These shares represent 20,000,000 additional shares of common stock to be issued by us in a direct public offering. We may endeavor to sell all 20,000,000 shares of common stock after this registration becomes effective. The price at which we, the company, offer these shares is at a fixed price of $0.50 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock.

As of the date of this Registration Statement, Koichi Ishizuka, through his direct and indirect ownership of the Company, via White Knight Co., Ltd., is able to control approximately 62.27% of the voting power of the Company. As such, Mr. Ishizuka has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

All shares being offered pursuant to this Registration Statement will be sold at a fixed price of $0.50 for the duration of the offering. The Company estimates the costs of this offering at about $54,000. All expenses incurred in this offering are being paid for by the Company.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

20,000,000 shares of common stock, with a fixed price of $0.50 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price of $0.50 per share for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	502,562,280 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	522,562,280 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	The Common Stock of the Company is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol NXMH.

The offering price for the shares will remain constant for the duration of the offering and will be fixed at $0.50 per share of common stock.

Use of Proceeds	We intend to use the gross proceeds for, but not limited to investment in plant and equipment, hiring and training new staff members, advertising, marketing, and general working capital.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 20,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Director, Koichi Ishizuka will sell the 20,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $54,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Our business plan depends, in large part, on public perception of alternative meat products within Japan, but also throughout the world.

Our business, and that or our subsidiaries, is to primarily manufacture and sell alternative meat products. While the alternative meat industry has, in recent years, seen greater acceptance both in Japan and internationally, there can be no assurances that attitudes towards this industry will remain consistent. As a relatively newly emerging market, we cannot predict what changes may occur that will alter public perception of alternative meat products. While we believe that alternative meats will see increasing popularity and will be seen more and more as a viable alternative to traditional meat, we cannot make any assurances to that effect. It is possible that, should alternative meat products be viewed unfavorably, then the results of our operations may be materially negatively impacted to an extent that we cannot determine.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world and in Japan specifically, including large multinational restaurant brand companies and other manufacturers of alternative meat products. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. As a result of this intense competition there may be upward pressure on selling and promotional expenses. Many competitors have greater financial, technical, marketing and public relations resources. Our sales may be harmed to the extent we may not be able to compete successfully against such restaurants. There can be no assurance that in the future we will be able to successfully compete with current competitors or that we will not face greater competition from other alternative meat/ food vendors. If we are unable to continue to compete effectively, it could have an adverse impact on our business, results of operations and financial condition.

In the event that we experience any supply chain disruptions, as a result of Covid-19 or for any other reason, then the results of our operations may be materially impacted.

We rely on local suppliers, distributors, and manufacturers to manufacture and distribute the products we offer for sale. In the event that there is any disruption in the supply of these ingredients/products, then we may not have enough products to meet demand, and in a worst case scenario we may need to expend time and capital in order to find alternative suppliers to meet our evolving needs. Although we do not have reason to believe such an event will occur, we cannot guarantee that it never will. In such an event, the results of our operations may be significantly impacted.

Mr. Koichi Ishizuka has various business interests and is a control shareholder and/or officer and director of several publicly traded companies. As a result of Mr. Ishizuka’s diverse business activities, he may not have enough available time to allocate to progress the company’s business efforts in an expeditious manner.

Mr. Ishizuka controls several business entities, including, but not limited to, Photozou Holdings, Inc., Perfect Solutions Group, Inc., Dr. Foods, Inc., Zentrum Holdings, Inc., WB Burgers Asia, Inc. and Mama Foods Co., Ltd. As a result, Mr. Ishizuka has many demands on his time. Although Mr. Ishizuka believes that he has the availability to, and has the intention to, operate Next Meats Holdings, Inc. successfully, there can be no assurances that he will have enough time to devote to the activities of the company as may be required when operations progress. Although we do not believe that there are any direct conflicts of interest that arise through Mr. Ishizuka’s business interests, we believe that time allocation may present a difficulty that Mr. Ishizuka may need to address in, as of yet, unforeseen ways, which could create uncertainty and, in a worst case scenario, may force the company to reevaluate its business objectives and expectations.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to the alternative meat products we offer, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We face inventory risk, and if we fail to predict accurately demand for products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. We endeavor to predict accurately, based on reasonable assumptions determined by management’s expectations and direct discussions with distributors and suppliers, the expected demand for products in order to avoid overproduction. Additionally, it may be more difficult to make accurate predictions regarding new food or beverage products, and inaccurate assumptions made by management could have a negative impact upon our operations and results, the extent of which we cannot accurately determine at this time.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and increase the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

If we were to lose the services of our officers and directors, Mr. Koichi Ishizuka and Mr. Hideyuki Sasaki, we may not be able to execute our business plan.

We currently depend on the continued services and performance of our officers and directors, Mr. Koichi Ishizuka and Mr. Hideyuki Sasaki. Their leadership has played an integral role in our company. The loss of either of our officers and directors could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The outbreak of the coronavirus may negatively impact sale of our products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern. U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

We are subject to risks arising from the recent global outbreak of the COVID-19 coronavirus.

The recent outbreak of the COVID-19 coronavirus has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic, poses the risk that we or our employees, suppliers, manufacturers and other partners may be prevented from conducting business activities for an indefinite period of time, including due to the spread of the disease or shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the full impact that COVID-19 could have on our business, the continued spread of COVID-19 could disrupt the results of our restaurants’ operations, the overall supply chain, and other related activities, which could have a material adverse effect on our business, financial condition and results of operations. COVID-19 has also had an adverse impact on global economic conditions which could impair our ability to raise capital when needed. While we have not yet experienced any disruptions in our business or other negative consequences relating to COVID-19, the extent to which the COVID-19 pandemic impacts our results will depend on future developments that are highly uncertain and cannot be predicted.

The outbreak of the COVID-19 may adversely affect our customers.

Further, such risks as described above could also adversely affect our customers' financial condition, resulting in reduced spending on the products offered by our Company and its subsidiaries. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

In the future we may require additional funds, beyond those generated by this offering, to respond to business challenges and or advance our growth. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

We have limited experience as a public company. Our inability to successfully operate as a public company could cause you to lose part of or your entire investment.

We have limited experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

·	Demand for our products;

·	Our ability to obtain and retain existing customers or encourage repeat customers;

·	Our ability to manage our product inventory;

·	General economic conditions;

·	Advertising and other marketing costs; and

·	Costs of creating and expanding our business to new territories.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of our stockholders.

If we fail to establish and maintain an effective system of internal control, we may be unable to report our financial results accurately or to prevent fraud; any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although we have established written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements, such requirements and application policies may change, and the learning curve may render us having a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict our ability to timely gather, analyze and report information relative to the financial statements. Our management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff and this will impact the bottom line of our earnings. Any and all efforts to hire additional staff to remedy this deficiency are in the planning stages, and have not yet been determined with any level of specificity. However, we have had preliminary, and informal, discussions with individuals who may be capable of remedying this deficiency.

We believe that government regulations in Japan pertaining to operating an alternative meat company, are in flux. We will need to ensure that we continue to maintain and comply with any new or changing regulations, related to, but not limited to, operating an alternative meat company. If we do not do so, we believe our operations may be negatively impacted.

While we believe that we are in compliance with all rules and regulations pertinent to operating an alternative meat company within Japan, legislation and regulations are in a constant state of flux. Although we anticipate that we will be provided suitable forewarning to ensure compliance with all such changes, we cannot guarantee that will be the case. In the event that we fail to comply with changing rules and regulations, then the results of our operations may suffer and in a worst case scenario we may be forced to scale back or curtail operations entirely. It is the company’s belief that we are in compliance with any and all pertinent regulations in Japan, based on the research of our management.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will continue to be located outside of the United States. Almost all of our operations will and are already conducted in Japan. In addition, our sole officer and director is a national and resident of a country other than the United States, with the majority of his assets outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and director, since they are not residents in the United States. In addition, there is uncertainty as to whether the courts of Japan or other Asian countries would recognize or enforce judgments of U.S. courts.

If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected and we will have to scale back, or possibly even cease, operating activities. Our Auditor has issued a going concern opinion regarding our activities given we have not established a source of revenue great enough to cover our operating expenses.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of the Company’s financial statements, as of April 30, 2022. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue significant enough to cover its operating costs. Although the company is now generating revenue, the Company has thus far continued to incur a net loss and does not have enough cash on hand to cover the anticipated expenses forecasted for the next twelve months. A detailed allocation of the funding we believe we need to operate for the next twelve months can be found in the Use of Proceeds section on page 22. Should the Company not receive sufficient funding to further its planned business objectives, the Company may need to scale back or cease operations entirely, or reassess its business strategy and allocation of available capital.

In the absence of sufficient revenue, management plans to fund operating expenses with related party contributions to capital and the sale of shares of stock. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

As a result of Mr. Koichi Ishizuka’s voting control of the Company, he has the ability to control virtually all business matters, and matters which require a vote of shareholders.

Mr. Ishizuka owns and controls approximately 62.27% of the voting control of the company. This ownership percentage is comprised of the common shares owned individually by Koichi Ishizuka, as well as the common shares owned by White Knight Co., Ltd., an entity solely controlled by Mr. Ishizuka. As a result, Mr. Ishizuka has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Consequently, shareholders will not be able to materially influence matters that require a vote of shareholders, and there is no possibility that the company may be taken over by a third party given Mr. Ishizuka’s current equity stake in the Company.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock, of which 0 are currently issued and outstanding.

Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Next Meats Holdings, Inc., or a subsidiary of the company, and held in our, or a subsidiary’s corporate bank account, if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer, Koichi Ishizuka, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

We may require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations may require additional funding. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and or other arrangements, we may be required to relinquish some rights that may be perceived to be disfavorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

Our common stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol NXMH. There is currently a limited trading market in the Company’s shares of common stock. As a result of the limited trading market, investors who decide to purchase shares pursuant to this offering may experience limited liquidity, and may experience limited ability to sell shares in the open market.

Our common stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol NXMH. There is currently a limited trading market in the Company’s shares of common stock. As a result of the limited trading market of our common stock, investors who decide to purchase shares as a result of this offering may experience limited demand for their shares of common stock, which may limit their ability to sell their shares in the open market.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and investors will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of investors’ investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We will continue to incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will continue to incur significant legal, accounting and other expenses as a result of being a public company. We will also continue to incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets Group. Our executive officers and other personnel will need to continue to devote substantial time to these rules and regulations. These rules and regulations are expected to result in higher than average legal and financial compliance costs than if we were a private company and they are expected to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will continue to incur ongoing costs and expenses to comply with SEC reporting requirements and to remain in compliance. Without substantive revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We are, and we will continue to be, required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a portion of our available cash resources. If we are unable to generate sufficient revenues, or should we not have available cash reserves to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

(AUDITED)

	April 30, 2022	April 30, 2021
ASSETS
Current Assets
Cash and cash equivalents	$620,297	$7,210,200
Accounts receivable	1,288,591	263,471
Advance payments and prepaid expenses	1,335,832	38,954
Inventories	598,044	249,434
TOTAL CURRENT ASSETS	3,842,764	7,762,059

Non-current assets
Equipment, net depreciation	$168,241	$206,468
Construction in progress	282,230	169,325
Land and improvements	1,093,028	-
Long term prepaid expenses	2,695	12,301
Deferred assets	739	-
Security deposits	151,403	18,860
Stock	187,500	316,717
TOTAL NON-CURRENT ASSETS	1,885,836	723,672

TOTAL ASSETS	$5,728,600	$8,485,731

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$558,361	$492,357
Due to related party	-	2,829
Income tax payable	23,841	3,679
TOTAL CURRENT LIABILITIES	582,201	498,865
Noncurrent Liabilities
Loans	271,613	-

TOTAL LIABILITIES	$853,814	$498,865

Shareholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized, 0 issued and outstanding as of April 30, 2022 and April 30, 2021)	-	-
Common stock ($0.001 par value, 1,000,000,000 shares authorized, 502,255,600 and 500,000,000 shares issued and outstanding as of April 30, 2022 and April 30, 2021, respectively)	502,256	500,000
Non-controlling interest	-	52,374
Additional paid-in capital	5,893,031,815	5,889,168,832
Accumulated deficit	(5,887,460,258)	(5,881,664,278)
Accumulated other comprehensive income(loss)	(1,199,027)	(70,061)

TOTAL SHAREHOLDERS' EQUITY	$4,874,786	$7,986,866

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,728,600	$8,485,731

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(AUDITED)

	Year Ended April 30, 2022		Year Ended April 30, 2021

REVENUES
Revenues	$6,950,236		$398,386
Cost of revenues	5,707,788		301,166
GROSS PROFIT (LOSS)	1,242,448		97,220

OPERATING EXPENSE
Share-based expense	-		5,880,579,874
Depreciation	54,023		4,711
General and administrative expenses	6,592,923		1,159,640
Total operating expenses	6,646,945		5,881,744,224

Income (loss) from operations	(5,404,498)		(5,881,647,004)

Other income (expense)
Interest expense	(4,201)		-
Other expense	(9,588)		-
Stock loss	(303,181)		-
Other income	16,036		1,017
Total other income (expense)	(300,935)		1,017

Net income (loss) before tax	(5,705,432)		(5,881,645,988)
Income tax expense	90,547		3,780
NET INCOME (LOSS)	$(5,795,980)		$(5,881,649,768)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(1,128,966)		$(70,061)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(6,924,946)		$(5,881,716,049)

Income per common share
Basic	$(0.01)	$	$(38.63)
Diluted	$-	$	$-

Weighted average common shares outstanding
Basic	$500,557,170	$	$152,260,753
Diluted	$-	$	$-

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

	January 31, 2023 (Unaudited)	April 30, 2022
ASSETS
Current Assets
Cash and cash equivalents	$62,222	$620,297
Accounts receivable	533,869	1,288,591
Accounts receivable - related party	193	-
Short term loans receivable	165,897	-
Advance payments and prepaid expenses	1,304,071	1,335,832
Inventories	449,034	598,044
TOTAL CURRENT ASSETS	2,515,286	3,842,764

Non-current assets
Equipment, net depreciation	$147,928	$168,241
Construction in progress	145,452	282,230
Land and improvements	1,063,447	1,093,028
Long term prepaid expenses	-	2,695
Deferred assets	-	739
Security deposits	145,728	151,403
Stock	-	187,500
TOTAL NON-CURRENT ASSETS	1,502,555	1,885,836

TOTAL ASSETS	$4,071,841	$5,728,600

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$644,846	$558,360
Short term loans	28,171	-
Short term loans, related party	27,219	-
Income tax payable	-	23,841
TOTAL CURRENT LIABILITIES	700,236	582,201
Noncurrent Liabilities
Loans	121,767	271,613
Other long term liabilities	1,740	-
TOTAL LIABILITIES	$823,743	$853,814

Shareholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized, 0 issued and outstanding as of January 31, 2023 and April 30, 2022)	-	-
Common stock ($0.001 par value, 1,000,000,000 shares authorized, 502,562,280 and 502,255,600 shares issued and outstanding as of January 31, 2023 and April 30, 2022, respectively)	502,562	502,256
Additional paid-in capital	5,893,324,262	5,893,031,815
Accumulated deficit	(5,889,278,932)	(5,887,460,258)
Accumulated other comprehensive income(loss)	(1,353,794)	(1,199,027)

TOTAL SHAREHOLDERS' EQUITY	$3,194,098	$4,874,786

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,017,841	$5,728,600

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2022

REVENUES
Revenues	$221,567	$1,110,497	$1,092,882	$6,294,577
Cost of revenues	209,841	703,454	977,302	5,778,596
GROSS PROFIT (LOSS)	11,726	407,043	115,581	515,981

OPERATING EXPENSE
Depreciation	12,534	14,033	30,516	38,782
General and administrative expenses	315,174	1,605,771	2,048,038	3,981,041
Total operating expenses	327,708	1,619,804	2,078,554	4,019,823

Income (loss) from operations	(312,982)	(1,212,761)	(1,962,973)	(3,503,842)

Other income (expense)
Interest expense	(1,692)	(1,821)	(5,386)	(3,305)
Other expense	34,942	(4,950)	(88,129)	(6,999)
Other income	192,956	6,395	237,814	12,801
Total other income (expenses)	226,206	(376)	144,299	2,497

Net income (loss) before tax	(89,776)	(1,213,137)	(1,818,674)	(3,501,345)
Income tax expense	(341)	(3,288)	-	41,884
NET INCOME (LOSS)	$(89,435)	$(1,209,849)	$(1,818,674)	$(3,543,229)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$397,698	$(80,604)	$(154,767)	$(343,126)

TOTAL COMPREHENSIVE INCOME (LOSS)	$308,263	$(1,290,453)	$(1,973,441)	$(3,886,355)

Income per common share
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Diluted	$-	$-	$-	$-

Weighted average common shares outstanding
Basic	502,465,609	500,426,177	502,193,032	500,142,059
Diluted	-	-	-	-

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following “Management’s Discussion and Analysis” in conjunction with the section inclusive of our financial statements and the related notes provided elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”, beginning above on page 6.

We make forward-looking statements in this Registration Statement, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public. In addition, our management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our food and beverage products, and other statements of our plans, beliefs, or expectations, including the statements contained in this section, regarding our future plans, strategies and expectations are forward-looking statements. In some cases, these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Business Summary

We share the same business plan as that of our wholly owned subsidiaries. Through Next Meats Co., Ltd., Next Meats USA, Inc., Next Meats HK Co. Limited, Next Meats (S) Pte. Ltd., we primarily develop and sell alternative meat products, with ingredients derived from predominantly, plant based materials.

At present, our principal focus is on the creation of plant-based food products to replace traditional animal products, while retaining the taste and texture of the original.

Assets

As of January 31, 2023, we had cash and cash equivalents of $62,222. As of April 30, 2022, we had cash and cash equivalents of $620,297. We believe that our cash and cash equivalents are less as of January 31, 2023, when compared to April 30, 2022, because our revenues have decreased since April 30, 2022, resulting in less available cash on hand. We believe this primarily results from our decision to no longer wholesale rice, coupled with what we believe to be a global downtrend in consumer spending.

Our total current assets were $2,515,286 as of January 31, 2023, and $3,842,764 as of April 30, 2022. As of January 31, 2023 we had $165,897 in short terms loans receivable, compared to none as of April 30, 2022. As of January 31, 2023, we had $1,304,071 in advance payments and prepaid expenses, compared to $1,335,832 as of April 30, 2022. In addition to a decrease in available cash and cash equivalents, we believe a decrease in advance payments was a primary contributor to our lesser current assets as of January 31, 2023 when compared to April 30, 2022.

Our non-current assets were $1,502,555 as of January 31, 2023 and $1,885,836 as of April 30, 2022. As of January 31, 2023, we had fewer non-current assets, when compared to April 30, 2022, which we attribute to various factors which include, but are not limited to, lesser net depreciation, construction in progress, land and improvements, no deferred assets, lesser security deposits, and no stock (invested securities) held.

Our cash balance is likely not sufficient to fund our limited levels of operations for any substantive period of time. In order to implement our plan of operations for the next twelve-month period, we will likely require further funding. We may need to rely on the sale of our common stock or other means to raise capital, should our cash balance be insufficient to further our business agenda. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing. If we need additional cash and cannot raise it, we will either have to scale back or suspend operations until we do raise the cash we need, or we may need to materially alter our business objectives.

Revenue

For the three-month period ended January 31, 2023 we realized revenues of $221,567, cost of revenues of $209,841 and gross profits of $11,726. For the three-month period ended January 31, 2022 we realized revenues of $1,110,497, cost of revenues of $703,454 and gross profits of $407,043. For the three-month period ended January 31, 2023, when compared to the three-month period ended January 31, 2022, we realized significantly less revenue, cost of revenue, and gross profits over the same period, which we attribute primarily to our decision to stop selling wholesale rice, and what we believe to be a global economic downtrend, but we also believe our gross profit was significantly decreased because we sold our products at decreased prices for the three months ended January 31, 2023.

For the nine-month period ended January 31, 2023 we also realized a dramatic decrease in revenue over the same period for the year prior. For the nine-month period ended January 31, 2023 we realized revenues of $1,092,882, cost of revenues of $977,302 and a gross profit of $115,581. For the nine-month period ended January 31, 2022 we realized revenues of $6,294,577, cost of revenues of $5,778,596 and a gross profit of $515,981.

Globally speaking, many markets, industries, and nations have been affected by rising costs, inflation, and a decreased demand for products. We believe the products we offer, and continue to offer, to be a ‘premium’ alternative to traditional food options, which typically coincides with increased costs. Given the condition of the global economy, we believe there is likely less demand for premium alternatives to traditional food products, such as those we currently offer. Over the course of the last year, we believe we have been affected by decreased demand for our products, our decision to no longer wholesale rice, and the decreased price at which we have offered our products, resulting in less revenue for the three and nine months ended January 31, 2023.

Previously, we also had a wider selection of food options and other facets of our business which we believe drove revenues. Specifically, from time to time we would engage in the wholesale sale of rice, however we no longer engage in the wholesale sale of rice because our previous sole supplier is no longer in business. We believe that due to the current downtrend in the global economy, that such efforts should not recommence, if at all, until the global economy recovers to pre-pandemic levels.

At this time, we also no longer offer “Next Milk” which we believed would gain popularity in the near term. Various components of the products we offered, or seek to continue to offer, are either not available, or available at price points that are not as attractive. As a result, at this time, it is difficult for us to produce cost effective products that we believe would rival the cost of generic food products, and thus bolster our revenues. We believe many consumers are purchasing more cost-effective options. Because of this, we are exploring means to lessen the cost of our product lineup while maintaining what we believe to be the same quality products, but we cannot forecast with any level of certainty if such efforts will be successful. Much of these endeavors rely on our ability to source ingredients at a lesser cost, which, at this time, is a challenge.

If we need additional cash and cannot raise it, we will either have to scale back or suspend operations until we do raise the cash we need, or we may need to materially alter our business objectives. Given our revenue is not sufficient to cover our operating expenses we have and expect to continue to rely on funding from the sales of our common stock, and or related party contributions by our officers and directors. Our officers and directors however, have no obligations time to loan or provide the company with capital infusions.

Expenses

For the three-month period ended January 31, 2023 we incurred total operating expenses of $327,708, which was comprised of $12,534 in depreciation and $315,174 in general and administrative expenses. For the three-month period ended January 31, 2022 we incurred total operating expenses of $1,619,804, which was comprised of $14,033 in depreciation and $1,605,771 in general and administrative expenses. As a result of, primarily, a significant decrease in general and administrative expenses, our total operating expenses for the three months ended January 31, 2023 have decreased compared to our total operating expenses for the three months ended January 31, 2022.

For the nine-month period ended January 31, 2023 we incurred total operating expenses of $2,078,554, which was comprised of $30,516 in depreciation and $2,048,038 in general and administrative expenses. For the nine-month period ended January 31, 2022 we incurred total operating expenses of $4,019,823, which was comprised of $38,782 in depreciation and $3,981,041 in general and administrative expenses. We also believe that as a result of, primarily, a significant decrease in general and administrative expenses, our total operating expenses for the nine months January 31, 2023 have decreased compared to our total operating expenses for the nine months ended January 31, 2022. In large part, we believe our general and administrative expenses have decreased by such a significant margin because Next Meats Co., Ltd. decreased its staff from approximately 94 employees to 13 employees. The decision to decrease staff is in part due to a general decline in the level of our operations.

Going forward, we believe we may be able to improve our financial condition if we can also consolidate the number of our suppliers. At this time we have various suppliers who create the products we offer for resale.

We intend for Mama Foods Co., Ltd. (“Mama Foods”) to handle increased levels of production going forward. For the nine months ended January 31, 2023 Mama Foods was responsible for manufacturing approximately 28.83% of our inventory.

Mama Foods is a food company founded in Japan in 1958, currently offering customers in Japan wholesale and retail products centering on Japanese side dishes, from chilled foods to packed and sterilized food. It is also manufacturer of various food products for third parties.

In 2021, White Knight Co., Ltd., a Japan entity controlled exclusively by Koichi Ishizuka, acquired 100% of Mama Foods Co., Ltd. from its prior controller.

The sole shareholder of Mama Foods is currently White Knight Co., Ltd. Koichi Ishizuka, is Chief Executive Officer, Chief Financial Officer, and Director of Mama Foods Co., Ltd.

Net Loss

For the three months ended January 31, 2023, we incurred a net loss of $89,435, whereas for the three-month period ended January 31, 2022 we incurred a net loss of $1,209,849. For the nine months ended January 31, 2023 we incurred a net loss of $1,818,674, whereas for the nine months ended January 31, 2022, we incurred a net loss of $3,543,229. For both of the aforementioned periods, the variance in net loss is a result of our decreased business activity.

Corporate Plans

To remediate some of the above issues, notably those regarding decreased revenue, we intend to continue to roll out new products which we believe may have a broader appeal and more attractive price points. We are currently exploring a few new products based upon “Oats”. We believe such products might appeal to a wider audience and result in an ability to offer such products at a lower price point.

It should be emphasized that we currently offer, and intend to offer, products that are plant based. Not all products we offer, or intend to continue to offer, are strictly replacements or substitutes to traditional meat products.

Additionally, we intend to focus on increasing our business operations in the European and US markets through various methods which, as of this time, have not been fully determined.

Additional information regarding the Company, its products, and its mission can be found on its website: www.nextmeats.co.jp

Other Corporate Updates

In December of 2022, we dissolved NextMeats France, a French Entity. We do not believe there to be a great enough demand for our products in France and surrounding areas, although we do still intend to offer our products in areas of Europe in the future.

We have also paused efforts to pursue selling products in Hong Kong under our wholly owned subsidiary, Next Meats HK Co. Limited (“Next Meats HK”), a Hong Kong Company. We do not believe the current market would be conducive to our business objectives in this area at this point in time. However, we will reassess this decision in the future, although we cannot specifically identity when that may be. Next Meats HK Co. Limited remains a wholly owned subsidiary of the Company.

Beginning March of 2023, Costco Wholesale Japan, Ltd. will stock and sell our newest Non-GMO soybean protein based alternative meat product, "Next Short Rib 2.1 (Marinated Japanese BBQ)", also called Next Kalbi 2.1, at Costco Wholesale locations in Japan. We believe that potential profits from this arrangement will will have a positive impact on our financial condition moving forward. However, at this time we cannot forecast with any level of specificity the financial impact this may have on our business going forward. We are only compensated by Costco Wholesale Japan, Ltd. on a case by case basis as they issue us purchase orders and we supply them with the products they have ordered. Costco Wholesale Japan, Ltd. can decide at any time to no longer purchase our products.

Going Concern

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of the financial statements included herein for the period ending January 31, 2023. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not recorded enough revenue to cover its operating costs. Currently, management plans to fund some operating expenses with related party contributions to capital, or through the sale of equity, until there is sufficient revenue to cover all operating expenses. There is no assurance that management's plans will be successful. The financial statements included herein do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Alternative Meat Industry in Japan

In Japan, despite a surge in plant-based meat alternative development in the late 1960s, the products did not see any widespread adoption. There has, however, been a new trend over the last few years. From 2019 into 2020, startups began releasing new products one after the other, and major food producers have also joined in. The Ministry of Agriculture, Forestry and Fisheries has promoted meat alternative adoption by establishing the and the Council for Public-Private Partnership in Food Technology, which brings in academic and private sector collaboration, both in 2020.

In 2019, the Japan Meat Information Service Center conducted a survey that revealed that at least 50% of the population was aware of products alternative to meat. The overall image of plant-based meat substitutes was also rather positive. Nearly 60% of the respondents were ready to consume greener for their health and the planet.

A year later, another study specifically conducted on soy-based meat showed that consumer awareness jumped to over 70%. By August 2020, at least 1 out of 4 consumers had tasted a vegetable alternative to meat once. The figures further revealed that consumers cook plant-based meat at home (68%) but also eat meat substitutes at restaurants (30%) and cafes (18.2%).

The rising awareness of meat alternatives isn’t unique to Japan but is part of a global movement, with the Asia-Pacific region is the fastest-growing market. Experts forecast a growth rate of at least 9.4% a year until 2025 in that region only. By 2019, Japan’s Ministry of Agriculture, Forestry, and Fisheries already listed up to 12 domestic plant-based meat makers. The Ministry noted the consumption increase seemed to be explosive. Retailers also appeared largely in favor of the development of new products for their shelves. When the pandemic hit the world, Japan was already on the path for sustainable protein food sources.

Food sustainability is a global priority on all countries’ agendas. Changing how we produce and consume food is critical for environmental, economic, and social factors. Like the rest of the world, we believe that Japan needs to source alternatives to animal products. It is the company’s belief that the alternative meat industry will continue to grow and evolve, both domestically and internationally.

Source:

1.https://www.gourmetpro.co/blog/plant-based-meat-gaining-steam-as-sustainable-food-source-japan

2 https://www.nippon.com/en/japan-topics/g01179/

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Note: The below corporate history may not include all events that have transpired since inception such as but not limited to the sales of securities by the Company. For addition information regarding the sale(s) of unregistered securities by the Company, please refer to the section herein, titled, “Recent Sales of Unregistered Securities”.

Next Meats Holdings, Inc. (we, us, our, or the "Company"), formerly known as Turnkey Solutions, Inc., was incorporated on April 15, 2020 in the State of Nevada.

On April 15, 2020, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of the Company, at the time known as “Turnkey Solutions, Inc.”

On October 1, 2020, the Company, at the time known as “Turnkey Solutions, Inc.” (the “Company” or “Successor”) announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with Intermedia Marketing Solutions, Inc. (“IMMM” or “Predecessor”) and Intermedia Marketing Solutions Merger Sub, Inc. (“Merger Sub”) collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Intermedia Marketing Solutions, Inc. and Intermedia Marketing Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

The effective date and time of the Reorganization was October 28, 2020 at 4PM PST (the “Effective Time”). The entire plan of Merger is on file with Nevada Secretary of State (“NSOS”) and included in the Articles of Merger pursuant to NRS 92A.200 Nevada Secretary of State (“NSOS”) and attached to and made a part thereof to the Articles of Merger pursuant to NRS 92A.200 filed with NSOS on October 16, 2020. At the Effective Time, Predecessor merged with and into its indirect and wholly owned subsidiary, Merger Sub with Predecessor as the surviving corporation resulting in Predecessor as a wholly owned subsidiary of the Company.

Concurrently, and after the Effective Time, the Company cancelled all of its stock held in Predecessor resulting in the Company as a stand-alone and separate entity with no subsidiaries, no assets and negligible liabilities. The assets and liabilities of Predecessor, if any, remain with Predecessor. The Company abandoned the business plan of its Predecessor and resumed its former business plan of a blank check company after completion of the Merger.

Full details pertaining to the Reorganization can be viewed in the Company’s Form 8-K filed on October 29, 2020.

On November 18, 2020 our former controlling shareholder, Flint Consulting Services, LLC sold 35,000,000 shares of common stock to Next Meats Co., Ltd. a Japan Company. Collectively, at the time of sale, the majority shareholders of Next Meats Co., Ltd. were Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka. The Purchase Price was paid with personal funds of the majority shareholders of Next Meats Co., Ltd. (referred to herein as “NMCO”).

On the same day, November 18, 2020, Paul Moody resigned from his position of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Simultaneous to Paul Moody’s resignations, Ryo Shirai was appointed as our Chief Executive Officer and Director, Hideyuki Sasaki as our Chief Operating Officer and Director, and Koichi Ishizuka as our Chief Financial Officer.

On January 8, 2021, our now former majority shareholder, Next Meats Co., Ltd., a Japan Company, along with our Board of Directors, comprised of Mr. Koichi Ishizuka, Mr. Ryo Shirai, and Mr. Hideyuki Sasaki, took action to ratify, affirm, and approve a name change of the Company from Turnkey Solutions, Inc., to Next Meats Holdings, Inc. The Company filed a Certificate of Amendment with the Nevada Secretary of State (“NVSOS”) to enact the name change with an effective date of January 19, 2021. This was previously disclosed in the Form 8-K we filed on January 25, 2021.

Also on January 8, 2021, our now former majority shareholder, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve a change of the Company’s ticker symbol from TKSI to NXMH.

Pursuant to the above, the Company carried out a FINRA corporate action. As a result of the aforementioned actions the Company’s CUSIP number was changed from 90043H102 to 65345L 100. The change in CUSIP, name change, and symbol change were posted on the FINRA daily list on January 25, 2021 with a market effective date of January 26, 2021.

On January 28, 2021, our majority shareholder at the time, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Following this issuance we had 500,000,000 shares of common stock issued and outstanding. On June 9, 2021 the Company entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd.

Next Meats Co., Ltd. is a Japanese Company that operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes. The product offerings from Next Meats Co., Ltd. are currently sold to various food distributors, supermarkets, and restaurant groups.

Next Meats Co., Ltd. is referred to herein as “NMCO”, and Next Meats Holdings, Inc., is referred to herein as “the Company”, and or “NXMH.” The (now former) shareholders of Next Meats Co., Ltd. are referred to herein as “NMCO shareholders”.

Pursuant to the agreement, at the effective time of the agreement, NXMH acquired NMCO as a wholly owned subsidiary and commensurate with this action, there was a conversion of the NXMH Percentile Share Interest in exchange for the Company’s 100% percentile share interest in NMCO. Immediately prior to the Effective Time, each NMCO shareholder canceled and exchanged their percentile share interest in NMCO for an equivalent percentile share interest in NXMH pursuant to each NMCO shareholder’s pro rata percentage.

On or about September 17, 2021, we incorporated NextMeats France, a French entity. It was later dissolved in December of 2022 as detailed later on below.

In January of 2022, we engaged counsel to incorporate Next Meats USA, Inc. on our behalf. Next Meats USA, Inc. (“NXMH USA”) was incorporated on January 18, 2022 and is a California Corporation.

On February 7, 2022, the incorporator of Next Meats USA, Inc. was discharged of any further duties. Simultaneously, Koichi Ishizuka and Koki Terui were appointed as Directors, and Koki Terui was appointed President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer.

On February 7, 2022, NXMH USA issued 100 shares of its common stock to Next Meats Holdings, Inc., a Nevada Corporation, in exchange for $10,000. As a result of this action, Next Meats Holdings, Inc. became the sole shareholder of NXMH USA. NXMH USA is now a wholly owned subsidiary of Next Meats Holdings, Inc.

Next Meats Holdings, Inc., intends to utilize NXMH USA as a means to expand its business operations into the United States. Currently, the Company offers a wide variety of alternative meat products and it is the Company’s plan to make these products more readily available to those in the United States via NXMH USA.

Prior to the issuance of shares to Next Meats Holdings, Inc., NXMH USA did not have any significant assets, or material transactions, to disclose.

On or about February 8, 2022, we incorporated Next Meats HK Co. Limited (“Next Meats HK”), a Hong Kong Company. Next Meats HK is now a wholly owned subsidiary of the Company. The Registry Number associated with this entity in Hong Kong is 3126390.

On or about March 2, 2022, we incorporated Next Meats (S) Pte. Ltd. (“Next Meats Singapore”), a Singapore Company. Next Meats Singapore. is now a wholly owned subsidiary of the Company. The Company Registration Number in Singapore is 202207295H.

On December 28, 2021 we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of Common Stock from 500,000,000 to 1,000,000,000.

On December 28, 2021, Ryo Shirai resigned as our Chief Executive Officer and was appointed Chairman of the Board of Directors. Ryo Shirai was formerly a Director prior to being elevated to Director and also Chairman of the Board.

The resignation of Mr. Ryo Shirai, as Chief Executive Officer, was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On December 28, 2021, Mr. Koichi Ishizuka was appointed Chief Executive Officer of the Company.

There is no arrangement or understanding among the newly appointed officer, Koichi Ishizuka, or any other person, pursuant to which they were appointed as an officer of the Company.

On July 12, 2022, Mr. Ryo Shirai resigned as the Company’s Chairman of the Board of Directors and as a Director. Mr. Shirai's resignations were a result of personal health issues. The resignations of Mr. Ryo Shirai were not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Company’s Board of Directors is now only comprised of two members.

On November 22, 2022, Ryo Shirai sold 8,229,451 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, the Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $8,229. Ryo Shirai was formerly the Company’s Chief Executive Officer and Chairman of the Board of Directors, until his resignations on December 28, 2021.

On November 22, 2022, Ryo Shirai sold 79,521,051 shares of restricted Common Stock of the Issuer to Koichi Ishizuka, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Koichi Ishizuka was approximately $79,521.

On November 22, 2022, Ryo Shirai sold 25,112,780 shares of restricted Common Stock of the Issuer to Hiroki Tajiri, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $25,113. Hiroki Tajiri is a board member of Next Meats Co., Ltd., a subsidiary of Next Meats Holdings, Inc.

On November 22, 2022, Hideyuki Sasaki sold 112,863,282 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $112,863. Hideyuki Sasaki is currently the Chief Operating Officer, and a Director of the Company.

As a result of the sales of Common Stock conducted by Ryo Shirai and Hideyuki Sasaki, the controlling shareholder of the Company is now Koichi Ishizuka, directly and through his control of White Knight Co., Ltd.

Following the above transactions, Ryo Shirai retains 50,225,560 shares of restricted common stock of the Company while Hideyuki Sasaki also retains 50,225,560 shares of restricted common stock of the Company.

In December of 2022, we dissolved NextMeats France, a French Entity. We do not believe there to be a great enough demand for our products in France and surrounding areas, although we do still intend to offer our products in areas of Europe in the future.

Our Subsidiaries

Currently, we have four subsidiaries. Each of our subsidiaries furthers our business agenda by acting as regional hubs through which we may operate in various strategically chosen geographic locations.

On December 16, 2021, we acquired Next Meats Co., Ltd., a Japan Company.

On or about February 7, 2022, we incorporated Next Meats USA, Inc., a California Company.

On or about February 8, 2022, we incorporated Next Meats HK Co. Limited, a Hong Kong Company.

On or about March 2, 2022, we incorporated Next Meats (S) Pte. Ltd., a Singapore Company.

Business Information

We share the same business plan as that of our subsidiaries and we also act as a holding company for our subsidiaries. Through Next Meats Co., Ltd., Next Meats USA, Inc., Next Meats HK Co. Limited, and Next Meats (S) Pte. Ltd., we primarily develop and sell alternative meat products, with ingredients derived from predominantly, plant based materials. For the purposes of the foregoing business plan, all references to “Next Meats”, Next Meats Co., Ltd.”, “NextMeats France”, “Next Meats USA”, “Next Meats HK”, “Next Meats (S) Pte. Ltd.”, or “the Company”, refer collectively to Next Meats Holdings, Inc., and its subsidiaries, unless otherwise noted.

Our mission, or philosophy, is that “We Won’t Let Earth End”. Next Meats works to provide a solution to the climate crisis and food insecurity problems by distributing, what we believe to be, delicious alternative-meat products rooted in Japanese cuisine, worldwide. Next Meats is a food-tech venture founded in Tokyo, by people passionate about delivering a better future for our children. We strive to create tasty alternatives to your favorite dishes, without the same environmental impact of using meat. We believe in a more ecologically sustainable future for every person.

At present, our principal focus is on the creation of plant-based food products to replace traditional animal products, while retaining the taste and texture of the original.

At Next Meats, safety and quality are our top priorities. Many people imagine chemical additives when they hear the word “alternative meat”, but it is our intent to only use the minimum, necessary ingredients, and keep additives at a minimum or as a last option. We combine vegetable proteins such as soybeans and peas and mold them with heat and pressure to create a unique texture and flavor. We produce our products only in certified food factories. To ensure that our products are safe, we produce them in clean food factories certified by the Japan Food Safety Management Association (JFS), HALAL, etc., for thorough quality control. We are also exporting more and more of our products overseas as time progresses, and we believe part of the reason is that our products are highly valued for their quality and “Made in Japan” taste.

Below, pictured on the right, is the active production of one of several of our product offerings, NEXT Yakiniku, a meat alternative to skirt steak. Pictured on the left is our NEXT Yakiniku once cooked and prepared for consumption.

While we maintain rigorous safety and cleanliness standards for the factories that produce Next Meats products, it should be noted that we do not, at this time, directly manufacture any of our products. As a result of one of our collaborative agreements, 28.83% of our inventory is manufactured utilizing the facilities of Mama Foods Co., Ltd., while in other instances we use, and may continue to utilize, facilities of third party strategic partners to manufacture certain products (for example, the Next Patty is manufactured by one of these third parties). In the future, we intend for Mama Foods Co., Ltd. to handle increased levels of production, but we cannot state with any level of specificity when that may occur. We intend to maintain ongoing relationships and agreements with local manufacturers for as long as they remain certified by JFS, HALAL, etc. and meet our rigorous safety and cleanliness standards. From time to time we send out staff members into the facilities that manufacturer our products for ongoing inspections and observation.

Previously, we also had a wider selection of food options and other facets of our business which we believe drove revenues. Specifically, from time to time we would engage in the wholesale sale of rice, however we no longer engage in the wholesale sale of rice because our previous sole supplier is no longer in business. We believe that due to the current downtrend in the global economy, that such efforts should not recommence, if at all, until the global economy recovers to pre-pandemic levels.

We have also paused efforts to pursue selling products in Hong Kong under our wholly owned subsidiary, Next Meats HK Co. Limited (“Next Meats HK”), a Hong Kong Company. We do not believe the current market would be conducive to our business objectives in this area at this point in time. However, we will reassess this decision in the future, although we cannot specifically identity when that may be. Next Meats HK Co. Limited remains a wholly owned subsidiary of the Company.

Currently Available Products

The following list of products is not comprehensive, but it is a showcase of some of our most popular items:

1.	NEXT Burger 2.1- The NEXT Burger is a meat (plant-based) patty made by combining the proteins of peas and soybeans. In comparison to regular burgers, we believe the NEXT Burger to be very gentle on the body while retaining the taste of a traditional burger patty.

2.	NEXT Gyudon- Gyudon, also known as a beef bowl, is a Japanese dish traditionally consisting of a bowl of rice topped with beef and onion simmered in a mildly sweet sauce flavored with dashi, soy sauce and mirin. The NEXT Gyudon is made from processed soybeans and natural seasonings, without using any animal ingredients and without adding chemical seasonings. The cholesterol in this product is almost zero and we believe it to be a far healthier option than a typical gyudon, while retaining all the flavor.

3.	NEXT Yakiniku (Available as both NEXT Kalbi and NEXT Harami)- The world's first plant-based Yakiniku barbecue meats have two types, the Short-rib, and the Skirt-steak. Both are:

- Free of artificial additives

- High in protein

- No Cholesterol

- Uses Non-GMO soy

- Low in saturated fat

The textures slightly vary but they both have a non-intrusive, lightly sweet and savory flavor which makes it extremely versatile. The NEXT Yakinikus are excellent grilled and "topped on rice" or in a stir fry, or in tacos, and in an endless possibility of dishes.

4.	NEXT Chicken- The NEXT Chicken replicates the texture of chicken and is available in both original garlic herb roast as well as chicken tandoori flavors. Compared to chicken thighs, NEXT chicken has 1.1 times more protein (33.12g per pack), about 1/5 of fat (5.4g per pack), and does not contain cholesterol. It is made of 100% vegetable content, and is an ideal vegan alternative to chicken.

5.	NEXT Egg- The NEXT EGG is 100% plant based and is expected to procure the needs of the vegan population and people with egg allergies, who have, until now, had almost no commercial vegan egg options to choose from.

6.	NEXT Tuna- The NEXT Tuna is 100% botanical and low in fat cholesterol. It is available in a can and there is no need to drain oil or water. We believe it is ideal for hand-rolled sushi and pasta, as well as being placed on a salad or sandwiched with mayonnaise. In addition, since it can be stored at room temperature for a long period of time (2 years after manufacture date), it can be used as an emergency food, given its long shelf life.

7.	NEXT Milk- The NEXT Milk is a 100% plant based milk made with only germinated oats, and fresh water. There are no preservatives, artificial flavoring, vegetable oils or salt, in order to provide only the rich flavor of oats and nutrients. With a hint of natural sweetness, NEXT Milk is ideal to adding to coffee or for cooking as well.

A full list of our currently available products can be viewed at: https://www.nextmeats.global/product

The vegetable protein for the Next Yakiniku is formed in a twin-screw extruder, then dried, boiled, fried, and seasoned. Finally, it is heat sterilized and frozen. The Next Burger and Next Gyudon and Next Chicken also use processed soy that comes out the extruder but they are cooked differently afterwards.

The main ingredient for all products is soybeans, and different varieties of soybeans and production areas are used for different products to give them varying textures and colors. The products are all sold frozen with the exception of the canned Next Gyudon, and they are all classified as “processed soy products”. In some stores, depending on the results of the bacteria count test, the product can be sold in the chilled zone in the fridge (5℃).

Other than the main ingredient, soybeans, the other part of the product is the seasoning, such as yakiniku sauce, beef bowl sauce, and herb seasoning for chicken.

The below is included to provide a visual of some our current product offerings detailed above.

Juicy, medium-rare, plant-based.
NEXT BURGER 2.0
NEXT MEATS

まるでお肉、なのにお肉が入っていない！代替肉チキン
NEXTチキン 1.0
オリジナル香草焼き

Plantbased
NEXT GYUDON
ネクスト牛丼
NEXT MEATS

TASTY! QUICK! VALUE!
焼肉ライク

Trademarks

We have obtained trademarks within Japan for the names of our existing products. Any proposed or future products are also trademarked, or will likely be trademarked, within Japan or are pending receipt of such trademark rights within Japan. In Taiwan we have also trademarked our ‘NEXT Yakiniku’ product. Additionally, our name, ‘Next Meats’ is trademarked in the United States, Japan, China, and Taiwan.

Future Products

Development of new products is ongoing, and in some instances may not be to the point where we can publicly announce our plans. We continually strive to create and sell new products, and we anticipate our product line will continue to expand and diversify in 2023 and the years to follow as our business expands and grows.

Distribution

At present, we distribute our products through several wholesale companies, while also selling directly through our website. The USA version of our website can be viewed at the following link: https://www.nextmeatsusa.com/. We have accounts with Kokubu and NIPPON ACCESS, two of the largest food wholesalers in Japan, and they distribute our products to restaurants and supermarkets throughout the country.

We have been, or will be, distributing our products in various countries through the efforts of our subsidiaries. Namely, Next Meats USA, Inc., Next Meats HK Co. Limited, and Next Meats (S) Pte. Ltd. will spearhead distribution of our products in the United States, China, and Singapore respectively. These strategically incorporated subsidiaries will also allow us to create regional hubs in these countries, through which, in the future, we may launch further expansion efforts into surrounding countries. It should be noted that we have presently paused distribution efforts through Next Meats HK Co. Limited at this time, and we cannot state with any level of certainty when that will change.

As a result of our wholesale and distribution channels mentioned above, Next Meats products are widely distributed in supermarkets and restaurant chains as an alternative meat brand. Notably, several of our food products can be found in Wayback Burgers’ Japanese Restaurant locations. These Wayback Burgers locations are owned and controlled by WB Burgers Asia, Inc. Koichi Ishizuka is the sole officer, director, and controlling shareholder of WB Burgers Asia, Inc.

Beginning March of 2023, Costco Wholesale Japan, Ltd. will stock and sell our newest Non-GMO soybean protein based alternative meat product, "Next Short Rib 2.1 (Marinated Japanese BBQ)", also called Next Kalbi 2.1, at Costco Wholesale locations in Japan. We believe that potential profits from this arrangement will will have a positive impact on our financial condition moving forward. However, at this time we cannot forecast with any level of specificity the financial impact this may have on our business going forward. We are only compensated by Costco Wholesale Japan, Ltd. on a case by case basis as they issue us purchase orders and we supply them with the products they have ordered. Costco Wholesale Japan, Ltd. can decide at any time to no longer purchase our products.

Below are some of the various supermarkets and restaurants (this is not a full list) that our products can be found in.

Supermarkets

- **Ito Yokado**
- **Aeon**
- **Genshin**
- **Life**
- **Nissin World Delicatessen**
- **The Garden**
- **Kasumi**
- **Anrindo etc.**

Restaurants

- **Yakiniku Like**
- **IKEA**
- **Ten Fingers Burger etc**

QUICK! VALUE!
で話題騒然!!
世界初 植物性焼肉
NEXT MEATS
NEXTハラミ

Pictured below is one of our scientists on staff developing and producing one of our various alternative meats products using the TVP method described above.

Marketing Strategy

At present, our marketing plan is comprised of daily posts and releases through various social networking platforms, SNS messaging, and we have also appeared at events throughout Japan, distributed press releases, and attempted to have our company featured on various news media. Whenever we release a new product, we also release an official press release and/or we hold a press conference in Japan. We have also created a television commercial, which can be viewed on our website. The commercial was originally created in Japanese, and has only aired on television in Japan thus far, but has also been translated into English and Chinese. It was, and is, our belief that creating and running a television commercial would help to differentiate us from many other startups who do not reach out to the general public through this medium. As our operations progress, our marketing initiatives will remain ongoing and we will continually seek to identify and explore new methods of increasing consumers’ awareness of our products.

Collaborative Efforts

On December 11, 2020, Next Meats Co., Ltd. entered into a Joint Development Agreement with Euglena Co., Ltd. with the intent to jointly develop artificial meat products containing Euglena. To date, this has resulted in the creation of “Next Yakiniku Euglena EX” which integrates the microalgae euglena into our Next Yakiniku product. We are currently working on developing a burger patty alongside Euglena Co., Ltd.

On December 28, 2020, Next Meats Co., Ltd. entered into a Memorandum of Understanding with Toyota Tsusho Corporation to agree to consider this partnership with the aim of taking measures to make a new food culture permeate society and contribute to the achievement of SDGs (Sustainable Development Goals), by making use of each companies’ strengths in forming an ecosystem that expands the Japanese and overseas plant meat market and reinforces its value chain. Thus far, this has resulted in introductions to new retailers, assistance with our exporting plans to China (including introductions to factories in China), as well as the development of the “Menchikatsu” cutlet product which was released recently.

On May 5, 2021, Next Meats Co., Ltd. entered into a Joint Research Agreement with Nagaoka University of Technology. The research pertains to regulatory mechanisms of iron-binding protein gene expression in leguminosae plants. Leguminosae plants possess a gene that encodes iron-binding protein, but this gene is not expressed in the seeds, so plant-based meat made using seeds from leguminosae plants, like soybean, lack iron-binding proteins when compared to animal meats. One solution to this problem is the production of cultivars wherein iron-binding protein genes are expressed within the seeds; the elucidation and usage of epigenetic control mechanisms will be effective in modifying gene expression. Therefore, we will conduct fundamental research on the development of plant variant that can produce seeds that contain high levels of iron-binding protein through the usage of the plant epigenetics technology at the Nagaoka University of Technology.

On October 11, 2021, we, through our now wholly owned subsidiary Next Meats Co., Ltd., entered into and consummated a “Collaboration Agreement” with Dr. Foods Co., Ltd., a Japan company and wholly owned subsidiary of Dr. Foods, Inc., a Nevada Company, that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Dr. Foods Co., Ltd. operates in the “plant-based food” industry. It currently offers, and plans to continue to offer, amongst other things, artificial foie gras made from meat substitutes, and intends to offer, in the future, a diverse range of microalgae-based foods.

The Collaboration Agreement with Dr. Foods, Inc. is for a period of two years, and may be renewed thereafter under the same terms for additional one-year terms unless terminated in writing, with three months’ notice, by either party. The Collaboration Agreement, amongst other things, details the terms and conditions by which Next Meats Co., Ltd. and Dr. Foods Co., Ltd. may co-develop, cooperate and contribute towards the development of new products and technologies. The specific allotment of tasks per project will be determined in writing by each party at the outset of collaborative efforts. Dr. Foods Co., Ltd. will primarily, although not exclusively, contribute to research and development, and Next Meats Co., Ltd. will primarily, although not exclusively, contribute to distribution of new products/technologies. Costs pursuant to the collaborative efforts of the partners, will be the respective responsibility of the party responsible for fulfilling such tasks.

On March 17, 2022, Next Meats Co., Ltd, a subsidiary of Next Meats Holdings, Inc. has agreed to conclude a business alliance agreement with Yakuodo Co., a subsidiary of Yakuodo Holdings, Inc. and as a part of this alliance, Yakuodo has agreed to purchase certain shares of Next Meats Holdings, Inc., to strengthen the relationship between the two companies. Moving forward, the two companies will consider the following possibilities for collaboration with a particular focus on utilization of data owned by Yakuodo, product development utilizing Yakuodo’s employee assets, and improvement of logistics efficiency. All such future plans have not been outlined with any further specificity at this time.

At this time, the majority of Next Meats’ products are manufactured at facilities owned by Mama Foods Co., Ltd. (“Mama Foods”), a Japan Company. Mama Foods is owned and controlled, at this time, by White Knight Co., Ltd., which in turn is owned and controlled by our Chief Executive Officer, Koichi Ishizuka.

Future Plans

We anticipate that continued development of new products will be an ongoing process. Simultaneously, we are focused on expanding our sales distribution channels, and issuing pertinent press releases while conducting media interviews. We are in the process of developing our subsidiaries which includes, in some cases, the preparation of specialized domestic products (which we are not yet ready to announce). Increasing production, and local distribution via our subsidiaries, will be a developing process going into the future, and we cannot forecast with any level of specificity, at this time, when such plans will be realized.

During 2023, we intend to evaluate the process of listing on the OTCQB, OTCQX or, if feasible, the NASDAQ, if our financial situation is conducive to such efforts. Further, we intend to increase our mass media exposure and have tentative plans to begin placing OOH (Out of Home) advertisements in strategic locations throughout Japan. In 2023 and beyond we tentatively intend to increase our overseas media and event exposure, but such efforts are speculative at present.

Government Regulations

The below does not extensively detail every law and regulation to which the Company may be subject to, but rather provides an overview of the kind of food safety standards to which our product(s) will be held.

The main law that governs food quality and integrity in Japan is the Food Sanitation Act ("FSA") and the law that comprehensively governs food labeling regulation is the Food Labeling Act.

The FSA regulates food quality and integrity by:

- Establishing standards and specifications for food, additives, apparatus, and food containers and packaging;

- Providing for inspection to see whether the established standards are met;

- Providing for hygiene management in the manufacture and sale of food; and

- Requiring food businesses to be licensed.

Under the FSA, additives and foods containing additives must not be sold, or be produced, imported, processed, used, stored, or displayed for marketing purposes unless the Minister of Health, Labour and Welfare ("MHLW") has declared them as having no risk to human health after seeking the views of the Pharmaceutical Affairs and Food Sanitation Council ("PAFSC"). In addition, it is not permissible to add any processing aids, vitamins, minerals, novel foods or nutritive substances to food unless they have been expressly declared by the MHLW as having no risk to human health.

The MHLW may establish specifications for methods of producing, processing, using, cooking, or preserving food or additives to be served to the public for marketing purposes ("Specifications"), or may establish standards for food ingredients or additives to be served to the public for marketing purposes ("Standards") pursuant to the FSA. Accordingly, where substances are allowed to be added to food, they may only be used within the limits expressly set by the Specifications and Standards.

Our Facilities

At present, our sole facilities are our research lab in Nagaoka, Niigata, which opened in February of 2021 and our Tokyo offices, both of which are rented by Next Meats Co., Ltd. from an unrelated third party at a price of 84,000 JPY per month and 426,662 JPY per month, respectively. Our Tokyo Officers are located in the office building displayed below, are are 100m2 in size. Our Nagaoka Research Lab is solely used for research activities and does not include a “production line”. The lab is 75 square meters in size and has seven employees. The research conducted here is led by Doctors of microbiology, life sciences, and engineering. Our recent research topics include: the incorporation of microorganisms in raw materials and/or end products, fermentation technology, the use of epigenetics on raw materials, research on new varieties of plants, and research on machinery used in the manufacturing process.

We had previously developed plans to construct our own NEXT factory dedicated to alternative protein/product development. It was to include sustainable technologies and DX Systems (HVAC air conditioning unit). However, we previously determined to put such plans on indefinite hiatus given management’s belief that such an endeavor would result in a large capital expenditure. Management believes it can fulfill its current and anticipated future levels of production with current manufacturers.

Employees

At present, Next Meats Holdings, Inc. has two employees, solely comprised of our officers and Directors. Next Meats Co., Ltd. has twelve employees, eight of whom are full time employees and three board members who are not considered employees. Non executive employees of Next Meats Co., Ltd. who are full time employees receive, in addition to their salaries, social insurance in Japan. Social insurance is comprised of Pension, Health, Unemployment and Worker's Accident Compensation.  Next Meats USA, Inc. has one employee, who works full time, and two board members who are not considered employees. Next Meats (S) Pre. Ltd. has no employees, and has one board member who is not considered an employee. Next Meats HK Co. Limited has no employees, and has one board member who is not considered an employee. Executive members of our subsidiaries do not receive any benefits at this time.

Competition

The alternative meat industry is highly competitive, with a major market share held by prominent companies, such as Beyond Meat, a Los Angeles-based producer of plant-based meat substitutes. In 2019, Beyond Meat, which manufactures the plant-based Beyond Burger, went public at a valuation of almost $1.5B. Beyond Meat began offering direct-to-consumer (D2C) sales in August 2020 and announced partnerships with Yum! Brands and McDonald’s in 2021.

In Japan, there are also several prominent alternative-meat companies which we consider to be our direct competitors including, but not necessarily limited to, Marukome Co., Ltd., Maisen Fine Foods Co., and Kabaya Foods Corporation. Marukome Co., Ltd, one of Japan’s oldest and top miso paste producers, launched their Daizu Labo (Soybean Laboratories) brand, which features over 30 soy-based substitutes for animal products, eight advertised as ‘meat’ (ready to eat, dried, and frozen). Maisen Fine Foods Co., gradually expanded its business from organic brown rice to rice-based and allergy-friendly food products. In 2016, they launched a series of gluten-free soybean and rice-based meat products. Kabaya Foods Corporation, a confectionery company founded in 1946, launched a soy-based jerky in 2018 with the slogan “a new era of snack is coming.”

Despite these, and other, competitors, we believe that we have significant competitive strengths which poise Next Meats to become a prominent market participant in the alternative food industry going forward.

Our principal executive offices are located at 3F 1-16-13 Ebisu Minami Shibuya-ku,Tokyo Japan.

The Company has elected April 30th as its year end.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is at a fixed price of $0.50 for the duration of the offering. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at a price of $0.50 per share. There is no assurance that we will raise the full $10,000,000 as anticipated. Depending on the results of our capital raise, we may need to reallocate how we will use proceeds from this offering, reassess how funds are spent, and in what quantities, depending upon the ultimate amount of funds raised. As such, the below is tentative.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
Net Proceeds ($)	2,500,000	5,000,000	7,500,000	10,000,000

Investment in Plant and Equipment[1]	1,250,000	2,500,000	3,750,000	5,000,000
Hiring and Training New Staff Members	500,000	1,000,000	1,500,000	2,000,000
Advertising and Marketing	250,000	500,0007	750,000	1,000,000
General Working Capital[2]	500,0001	1,000,000	1,500,000	2,000,000

1 The company intends to utilize capital from this line item to purchase and/or construct a manufacturing plant in Europe. This is in the planning stages, and no material events have transpired to date. The company cannot state with any level of specificity exactly where this plant will be located, or when it will be acquired/constructed.

2 General working capital may include, but is not limited to, ongoing operating costs, and costs associated with, should it be feasible in the future, uplisting to the NASDAQ or a higher tier of the Over the Counter Marketplace.

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $54,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

DETERMINATION OF OFFERING PRICE

The offering price per share of common stock pursuant to this offering is a fixed price of $0.50. This fixed price was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited operating history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol NXMH.

There is no assurance that our common stock being offered pursuant to this prospectus will trade in excess of the current market price of our common stock as may be quoted by the OTC Markets Group’s OTC Pink tier.

The current and future market price of our common stock may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is to be fixed at $0.50 per share of common stock for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.50	0.50	0.50	0.50
Book Value Per Share Before the Offering (Approximate)	$0.0097	0.0097	0.0097	0.0097
Book Value Per Share After the Offering (Approximate)	$0.0145	0.0193	0.0239	0.0284
Net Increase to Current Shareholder (based on current book value)	$0.0048	0.0096	0.0142	0.0187
Decrease in Investment to New Shareholders	$0.4855	0.4807	0.4761	0.4716
Dilution to New Shareholders (Approximate %)	97.10%	96.14%	95.22%	94.32%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,874,786
Net proceeds from this offering	10,000,000
$14,874,786
Denominator:
Shares of common stock outstanding prior to this offering	502,562,280
Shares of common stock to be sold in this offering (100%)	20,000,000
522,562,280

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,874,786
Net proceeds from this offering	7,500,000
$12,374,786
Denominator:
Shares of common stock outstanding prior to this offering	502,562,280
Shares of common stock to be sold in this offering (75%)	15,000,000
517,562,280

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,874,786
Net proceeds from this offering	5,000,000
$9,874,786
Denominator:
Shares of common stock outstanding prior to this offering	502,562,280
Shares of common stock to be sold in this offering (50%)	10,000,000
512,562,280

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$4,874,786
Net proceeds from this offering	2,500,000
$7,374,786
Denominator:
Shares of common stock outstanding prior to this offering	502,562,280
Shares of common stock to be sold in this offering (25%)	5,000,000
507,562,280

PLAN OF DISTRIBUTION

The Company has 502,562,280 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering, the Company is registering an additional 20,000,000 shares of its common stock for sale at a fixed price of $0.50 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer and Director, Koichi Ishizuka, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Koichi Ishizuka is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. He will also not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Ishizuka is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Ishizuka will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ishizuka will not participate in selling an offering of securities for any single issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 20,000,000 shares being offered on behalf of the Company. The price per share is to be fixed and will not exceed $0.50 for the duration of this offering.

We are quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol NXMH. There is no assurance that our common stock being offered pursuant to this prospectus will trade in excess of the current market price of our common stock as may be quoted by the OTC Markets Group’s OTC Pink tier. The current and future market price of our common stock may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

There is currently a limited trading market for the Company’s shares of common stock. Our shares of common stock are thinly traded, meaning our shares cannot be easily purchased or sold and have a low volume of shares trading per day which can lead to volatile changes in price per share.

Sales of our common stock pursuant to this prospectus must be made at the fixed price of $0.50 per share of common stock. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.50 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than, about, $54,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Next Meats Holdings, Inc.”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or upon request an account statement for those shares that a holder intends to leave in book entry.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 1,000,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”) and 20,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

As of the date of this filing, we have 502,562,280 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

We have authorized one billion (1,000,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class or series shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or series, or of securities convertible into shares of stock of any class or series, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

Preferred Stock

We have authorized twenty million (20,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”).

The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. The authority of the Board of Directors with respect to each class or series shall include all designation rights conferred by Nevada Laws upon directors, including, but not limited to, determination of the following:

(a) The number of shares constituting of that class or series and the distinctive designation of that class or series;

(b) The dividend rate on the share of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights or priorities, if any, of payment of dividends on shares of that class or series;

(c) Whether the shares of that class or series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of conversion rate(s) in relation to such events as the Board of Directors shall determine;

(d) Whether the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which amount they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e) Whether there shall be a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

(f) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

(g) Any other relative rights, preferences and limitations of that class or series now or hereafter permitted by law.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc. Their mailing address is 200 Memorial Parkway Atlantic Highlands, NJ 07716.

Market Information

Our common stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol “NXMH”.

There is currently a limited trading market for the Company’s shares of common stock. Our shares of common stock are thinly traded, meaning our shares cannot be easily purchased or sold and have a low volume of shares trading per day which can lead to volatile changes in price per share.

Set forth in the below table are the range of high and low bid closing bid prices for the periods indicated as reported by the OTC Markets Group Inc. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
April 30, 2023	$ 0.85	$0.0725
January 31, 2023	$0.99	$0.0023
October 31, 2022	$1.30	$0.75
July 31, 2022	$1.25	$0.3112
April 30, 2022	$1.85	$0.76
January 31, 2022	$3.57	$0.87
October 31, 2021	$6.00	$2.00
July 31, 2021	$8.47	$2.30
April 30, 2021	$13.00	$3.80

Holders

As of May 24, 2023, the Company has 502,562,280 shares of common stock, $0.001 par value, issued and outstanding and no shares of preferred stock issued and outstanding.

As of May 24, 2023, we have approximately 86 shareholders of record of our common stock. This is inclusive of Cede and Co., which is deemed to be one shareholder of record. For further clarification, Cede & Co. is currently defined by the “NASDAQ”, as “a Nominee name for The Depository Trust Company, a large clearing house that holds shares in its name for banks, brokers and institutions in order to expedite the sale and transfer of stock.”

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl P. Ranno, with an office address at 2733 East Vista Drive, Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by BF Borgers CPA PC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is: 3F 1-16-13 Ebisu Minami Shibuya-ku, Tokyo Japan. If a shareholder wishes to contact the Company in writing please utilize the aforementioned mailing address and address mail to our Chief Executive Officer and Director, Koichi Ishizuka.

 DESCRIPTION OF FACILITIES

At present, our sole facilities are our research lab in Nagaoka, Niigata, which opened in February of 2021 and our Tokyo offices, both of which are rented by Next Meats Co., Ltd. from an unrelated third party at a price of 84,000 JPY per month and 426,662 JPY per month, respectively. Our Nagaoka Research Lab is solely used for research activities and does not include a “production line”. The lab is 75 square meters in size and has seven employees. The research conducted here is led by Doctors of microbiology, life sciences, and engineering. Our recent research topics include: the incorporation of microorganisms in raw materials and/or end products, fermentation technology, the use of epigenetics on raw materials, research on new varieties of plants, and research on machinery used in the manufacturing process.

It should be noted that we intend to close our Niigata research lab by the end of May of 2023. Subsequently, we intend for research and development, which was previously conducted at the Niigata research lab, to take place at a new facility in Iwate, Japan. This location is not rented, owned, or leased by Next Meats Holdings, Inc. or any of its facilities. It is tentatively planned that we will begin utilizing the Iwate facility beginning in June. It should further be noted that the research lab in Iwate is being provided rent free to the company by Mama Foods Co., Ltd., which is owned and controlled by Koichi Ishizuka, our Chief Executive Officer, through White Knight Co., Ltd., which is also controlled by Mr. Ishizuka.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. At this time, we, and our officers and directors, are not currently involved in any legal proceedings of any kind.

PATENTS AND TRADEMARKS

We have obtained trademarks within Japan for the names of our existing products. Any proposed or future products are also trademarked, or will likely be trademarked, within Japan or are pending receipt of such trademark rights within Japan. In Taiwan we have also trademarked our ‘NEXT Yakiniku’ product. Additionally, our name, ‘Next Meats’ is trademarked in the United States, Japan, China, and Taiwan.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and director of the Company, who will continue to serve such positions, are provided below:

Officer Biographies

NAME	AGE	POSITION
Hideyuki Sasaki	41	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, Director

Koichi Ishizuka	52	Chief Operating Officer, Director

Mr. Hideyuki Sasaki, Age 41 - Chief Operating Officer, Director

Background of Mr. Hideyuki Sasaki

Mr. Hideyuki Sasaki, age 41, was employed as an Executive Vice President at Whitehole Limited from 2008 to 2019. From 2020, to the present date, he has served as the Co-Chief Executive Officer of Next Meats Co., Ltd.

The Board of Directors has determined to elect Mr. Sasaki to the position of Chief Operating Officer due to his work acumen and industry experience.

Mr. Koichi Ishizuka, Age 52 - Chief Executive Officer, Chief Financial Officer and Director

Background of Mr. Koichi Ishizuka

Mr. Koichi Ishizuka, age 52, attended the University of Aoyama Gakuin where he received his MBA in 2004. Several years later in 2011 he graduated from the Advanced Management Program at Harvard School of Business. Following Mr. Ishizuka’s formal education, he took a position as the head of marketing with Thomson Reuters, a mass media and information firm. Thereafter, he served as the CEO of Xinhua Finance Japan in 2006, Fate Corporation in 2008, and LCA Holdings., Ltd in 2009. Currently, Mr. Ishizuka serves as the Chief Executive Officer of OFF Line Co., Ltd., Photozou Co., Ltd., Photozou Holdings, Inc., Photozou Koukoku Co., Ltd., Off Line International, Inc. and OFF Line Japan Co., Ltd. He has held the position of CEO with OFF Line Co., Ltd. since 2013, Photozou Co., Ltd since 2016, Photozou Holdings, Inc. since 2017, Photozou Koukoku Co., Ltd. since 2017, Off Line International, Inc. since 2019 and OFF Line Japan Co., Ltd. since 2018. On November 18, 2020, he was appointed as Chief Financial Officer of Next Meats Holdings, Inc., a position he still holds today, and on December 28, 2021 he was also appointed to the position of Chief Executive Officer. On May 7, 2021, Mr. Koichi Ishiukza was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Business Solutions Plus, Inc., which is now known as WB Burgers Asia, Inc. On July 30, 2021, Mr. Koichi Ishiukza was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Catapult Solutions, Inc. On September 17, 2021, Mr. Ishizuka became a Director of Next Meats France. On December 16, 2021, Mr. Ishizuka became the Co-Chief Executive Officer and Director of Next Meats Co., Ltd. On or about February 7, 2022, Mr. Ishizuka became a Director of Next Meats USA. On or about March 2, 2022, Mr. Ishizuka became a Director of Next Meats (S) Pte. Ltd. On March 21, 2022, Mr. Ishizuka became the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of Perfect Solutions Group, Inc.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Director as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants.

The Board of Directors, comprised of Koichi Ishizuka and Hideyuki Sasaki, reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because they believe they can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors, consisting of Koichi Ishizuka and Hideyuki Sasaki, has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Directors of our Company do not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and our current financial condition.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Director expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer and Director, Koichi Ishizuka, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

The below table includes compensation paid to any of the current or former officers/ directors of Next Meats Holdings, Inc. and/or its subsidiaries, during our fiscal year ended April 30, 2021 and 2022.

Summary Compensation Table:

Name and principal position (a)	As of April 30, (b)	Salary ($)[1] (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-equity incentive plan compensation ($) (g)	Non-qualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

Paul Moody, Former Officer and Director[2]	2021	-	-	-	-	-	-	-	-
	2022	-	-	-	-	-	-	-	-

Ryo Shirai, Former Chief Executive Officer and Director[3]	2021	-	-	-	-	-	-	-	-
	2022	87,431	-	-	-	-	-	-	-

Hideyuki Sasaki, Chief Operating Officer and Director	2021	30,631	-	-	-	-	-	-	-
	2022	88,561	-	-	-	-	-	-	-

Koichi Ishizuka, Chief Executive Officer, Chief Financial Officer and Director	2021	-	-	-	-	-	-	-	-
	2022	86,855	-	-	-	-	-	-	-

1 The monetary compensation paid to the above parties was, in each instance, in the form of JPY. The table includes the approximate conversion rate to USD as of the date of this report.

2 Paul Moody resigned from his position of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director on November 18, 2020.

3 On December 28, 2021, Ryo Shirai resigned as our Chief Executive Officer and was appointed Chairman of the Board of Directors. On July 12, 2022, Mr. Ryo Shirai resigned as the Company’s Chairman of the Board of Directors and as a Director.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors. Compensation for our officers and Directors was determined as the result of a board member meeting conducted by the board of the company’s wholly owned subsidiary, Next Meats Co., Ltd.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this registration statement, the Company has 502,562,280 shares of common stock and no shares of preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned [5]
Executive Officers and Directors
Koichi Ishizuka [1]	100,451,120	19.99%	0	-	19.99%
Hideyuki Sasaki [2]	50,225,560	9.99%	0	-	9.99%
5% or greater Shareholders (of any class)
White Knight Co., Ltd. [3]	212,508,202	42.29%	0	-	42.29%
Ryo Shirai [4]	50,225,560	9.99%	0	-	9.99%
Total	413,410,242	82.26%	0	-	82.26%

1 The row in the table above for Koichi Ishizuka denotes shares held under his personal name. This row does not include shares held in the name of any corporate entities in which Mr. Ishizuka may have beneficial ownership of. Please see note 2 immediately following.

2 Hideyuki Sasaki serves as our Chief Operating Officer and as a member of the Board of Directors.

3 White Knight Co., Ltd., is owned entirely by our Chief Executive Officer, Chief Financial Officer, and Director, Koichi Ishizuka. White Knight Co., Ltd. and Koichi Ishizuka, collectively, own and control approximately 312,959,322 or approximately 62.27% of the voting power of the Company.

4 Ryo Shirai is our former Chief Executive Officer, Chairman, and Director.

5 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

 On January 28, 2021, Next Meats Co., Ltd., along with our Board of Directors, took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Next Meats Co., Ltd. is now a wholly owned subsidiary of the Company. Prior to the below transaction, Next Meats Co., Ltd. was our controlling shareholder.

On June 9, 2021 the Company entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd., a Japan Company. Pursuant to the Share Cancellation and Exchange Agreement, effective on December 16, 2021, Next Meats Holdings, Inc. acquired Next Meats Co., Ltd. as a wholly owned subsidiary. Commensurate with this action, there was a conversion of the Next Meats Holdings, Inc. percentile share interest in exchange for the Company’s 100% share interest in Next Meats Co., Ltd. Immediately prior to the effective time, each (now former) shareholder of Next Meats Co., Ltd. cancelled and exchanged their percentile share interest in Next Meats Co., Ltd. for an equivalent percentile share interest in Next Meats Holdings, Inc. at a pro rata percentage. As a result of the Share Cancellation and Exchange Agreement, we now own 100% of the issued and outstanding shares of Next Meats Co., Ltd., which constitutes 1,000 shares of common stock.

We believe that the aforementioned transaction(s) relating to the Share Cancellation and Exchange Agreement described above constituted a tax-free organization pursuant to Section 368(a)(1) of the Internal Revenue Code. Full details of the Share Cancellation and Exchange Agreement are contained within our Form 8-K filed with the Securities and Exchange Commission on December 16, 2021.

On or about July 20, 2021 we had acquired 5,000 shares of Series Z Preferred Stock of Dr. Foods, Inc., a Nevada Company, from CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”).

On or about July 1, 2022, we sold the 5,000 shares of Series Z Preferred Stock of Dr. Foods, Inc., a Nevada Company (“DRFS”), to White Knight Co., Ltd., a Japan Company (“WKC”), at a price of approximately $147,624 USD (20,000,000 Japanese Yen) (“The Share Purchase Agreement”). White Knight Co., Ltd. is owned and controlled by our Chief Executive Officer, Koichi Ishizuka. White Knight Co., Ltd. is deemed to be an accredited investor. The purchase of shares was made for investment purposes. The consummation of the transaction contemplated by the Share Purchase Agreement resulted in us no longer having an equity position in DRFS and with WKC becoming the largest controlling shareholder of DRFS.

We intend to use the proceeds from the aforementioned sale for working capital.

The Board of Directors of NXMH, WK, and DRFS unanimously approved the above transaction.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Notable Relationships

Mama Foods Co., Ltd., a Japanese Company, manufactures food products for the Next Meats Holdings, Inc., and its subsidiaries, on a need be basis. White Knight Co., Ltd. currently owns and controls Mama Foods Co., Ltd., and Dr. Foods, Inc., a Nevada Corporation. Dr. Foods, Inc. has entered into a non-binding letter of intent to acquire Mama Foods Co., Ltd. Koichi Ishizuka owns and controls White Knight Co., Ltd. He is also the controlling shareholder, sole officer, and director of Dr. Foods, Inc.

On October 11, 2021, we, through our now wholly owned subsidiary Next Meats Co., Ltd., entered into and consummated a “Collaboration Agreement” with Dr. Foods Co., Ltd., a Japan company and wholly owned subsidiary of Dr. Foods, Inc., a Nevada Company, that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Dr. Foods Co., Ltd. operates in the “plant-based food” industry. It currently offers, and plans to continue to offer, amongst other things, artificial foie gras made from meat substitutes, and intends to offer, in the future, a diverse range of microalgae-based foods.

The Collaboration Agreement with Dr. Foods, Inc. is for a period of two years, and may be renewed thereafter under the same terms for additional one-year terms unless terminated in writing, with three months’ notice, by either party. The Collaboration Agreement, amongst other things, details the terms and conditions by which Next Meats Co., Ltd. and Dr. Foods Co., Ltd. may co-develop, cooperate and contribute towards the development of new products and technologies. The specific allotment of tasks per project will be determined in writing by each party at the outset of collaborative efforts. Dr. Foods Co., Ltd. will primarily, although not exclusively, contribute to research and development, and Next Meats Co., Ltd. will primarily, although not exclusively, contribute to distribution of new products/technologies. Costs pursuant to the collaborative efforts of the partners, will be the respective responsibility of the party responsible for fulfilling such tasks.

Several of our food products can be found in Wayback Burgers’ Japanese Restaurant locations. These Wayback Burgers locations are owned and controlled by WB Burgers Asia, Inc., via its wholly owned subsidiary, WB Burgers Japan Co., Ltd. Koichi Ishizuka is the sole officer, director, and controlling shareholder of WB Burgers Asia, Inc.

Office Space

From time to time, we may utilize the office space and equipment of our management at no cost. It should be noted that we intend to close our Niigata research lab on May 24, 2023. Subsequently, we intend for research and development, which was previously conducted at the Niigata research lab, to take place at a new facility in Iwate, Japan. This location is not rented, owned, or leased by Next Meats Holdings, Inc. or any of its facilities. It is tentatively planned that we will begin utilizing the Iwate facility beginning in June. It should further be noted that the research lab in Iwate is being provided rent free to the company by Mama Foods Co., Ltd., which is owned and controlled by Koichi Ishizuka, our Chief Executive Officer, through White Knight Co., Ltd., which is controlled by Mr. Ishizuka.

Contributions

During the twelve months ended April 30, 2021, the Company’s former sole officer and director, Paul Moody, and former related party via his prior indirect control of the Company, Jeffrey DeNunzio, paid expenses on behalf of the Company totaling $3,425 and $2,375, respectively. These payments are considered contributions to the company with no expectation of repayment and are posted as additional paid-in capital.

Accounts receivable

During the period ended January 31, 2023, our subsidiary, Next Meats Japan Co., Ltd, paid expenses, totaling approximately $180, on behalf of WB Burgers Japan Co., Ltd which is controlled by our CEO Koichi Ishizuka.

During the period ended January 31, 2023, our subsidiary, Next Meats Hong Kong Co., Ltd, paid expenses, totaling approximately $13) on behalf of a shareholder of the Company.

The Company expects repayment of the above accounts receivable in the fourth fiscal quarter.

Short term loans

During the period ended January 31, 2023, our subsidiary, Next Meats Japan Co., Ltd., was loaned approximately $24,527 from officers of the company. These loans are unsecured, noninterest-bearing, and payable upon demand.

During the period ended January 31, 2023, our subsidiary, Next Meats Hong Kong Co., Ltd., was loaned approximately $2,693 from a director of the company. This loan is unsecured, noninterest-bearing, and payable upon demand.

Sales of Shares

On January 31, 2022, White Knight Co., Ltd., a Japanese Corporation, owned and controlled by Koichi Ishizuka, sold a total of 999,999 shares of restricted common stock of Next Meats Holdings, Inc., a Nevada Company, at a price of $2.63 USD per share, to two Japanese Citizens, both of whom are not considered to be related parties to Next Meats Holdings, Inc., pursuant to Regulation S of the United States Securities Act of 1933.

On May 24, 2022, White Knight Co., Ltd. sold a total of 461,714 shares of restricted common stock of Next Meats Holdings, Inc., a Nevada Company, at a price of $0.85 USD per share, to a Japanese Company, pursuant to Regulation S of the United States Securities Act of 1933.

On November 22, 2022, Ryo Shirai sold 79,521,051 shares of restricted Common Stock of the Issuer to Koichi Ishizuka, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Koichi Ishizuka was approximately $79,521. Ryo Shirai is our former Chief Executive Officer, Chairman, and Director.

On November 22, 2022, Ryo Shirai sold 8,229,451 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $8,229.

On November 22, 2022, Hideyuki Sasaki sold 112,863,282 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $112,863. Hideyuki Sasaki is currently our Chief Operating Officer, and a Director of the Company.

The purchases of stock by both White Knight Co., Ltd. and Koichi Ishizuka were both funded by White Knight Co., Ltd.

Review, Approval and Ratification of Related Party Transactions

Given our early stage of development and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, Directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction(s).

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the approximate aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our fiscal years ended April 30th 2022 and 2021.

		2022	2021
Audit fees	BF Borgers CPA PC	$65,700	$8,000
Auditor related fees		-	-
Tax fees		-	-
All other fees		-	-

Total		$65,700	$8,000

Audit fees represent the professional services rendered for the audit of our annual financial statements and the review of our financial statements included in quarterly reports, along with services normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit-related fees represent professional services rendered for assurance and related services by the accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported under audit fees.

Tax fees represent professional services rendered by the accounting firm for tax compliance, tax advice, and tax planning. All other fees represent fees billed for products and services provided by the accounting firm, other than the services reported for in the other categories.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

  Index to Financial Statements - Next Meats Holdings, Inc.

(Audited)

Page

Report of Independent Registered Public Accounting Firm	F2

Financial Statements:

Balance Sheet	F3

Statement of Operations	F4

Statement of Changes in Stockholder (Deficit)	F5

Statement of Cash Flows	F6

Notes to the Audited Financial Statements	F7 - F10

- F1 -

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Next Meats Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Next Meats Holdings, Inc. as of April 30, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

September 29, 2022

- F2 -

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

(AUDITED)

	April 30, 2022	April 30, 2021
ASSETS
Current Assets
Cash and cash equivalents	$620,297	$7,210,200
Accounts receivable	1,288,591	263,471
Advance payments and prepaid expenses	1,335,832	38,954
Inventories	598,044	249,434
TOTAL CURRENT ASSETS	3,842,764	7,762,059

Non-current assets
Equipment, net depreciation	$168,241	$206,468
Construction in progress	282,230	169,325
Land and improvements	1,093,028	-
Long term prepaid expenses	2,695	12,301
Deferred assets	739	-
Security deposits	151,403	18,860
Stock	187,500	316,717
TOTAL NON-CURRENT ASSETS	1,885,836	723,672

TOTAL ASSETS	$5,728,600	$8,485,731

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$558,361	$492,357
Due to related party	-	2,829
Income tax payable	23,841	3,679
TOTAL CURRENT LIABILITIES	582,201	498,865
Noncurrent Liabilities
Loans	271,613	-

TOTAL LIABILITIES	$853,814	$498,865

Shareholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized, 0 issued and outstanding as of April 30, 2022 and April 30, 2021)	-	-
Common stock ($0.001 par value, 1,000,000,000 shares authorized, 502,255,600 and 500,000,000 shares issued and outstanding as of April 30, 2022 and April 30, 2021, respectively)	502,256	500,000
Non-controlling interest	-	52,374
Additional paid-in capital	5,893,031,815	5,889,168,832
Accumulated deficit	(5,887,460,258)	(5,881,664,278)
Accumulated other comprehensive income(loss)	(1,199,027)	(70,061)

TOTAL SHAREHOLDERS' EQUITY	$4,874,786	$7,986,866

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,728,600	$8,485,731

The accompanying notes are an integral part of these audited condensed consolidated financial statements.

- F3 -

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(AUDITED)

	Year Ended April 30, 2022		Year Ended April 30, 2021

REVENUES
Revenues	$6,950,236		$398,386
Cost of revenues	5,707,788		301,166
GROSS PROFIT (LOSS)	1,242,448		97,220

OPERATING EXPENSE
Share-based expense	-		5,880,579,874
Depreciation	54,023		4,711
General and administrative expenses	6,592,923		1,159,640
Total operating expenses	6,646,945		5,881,744,224

Income (loss) from operations	(5,404,498)		(5,881,647,004)

Other income (expense)
Interest expense	(4,201)		-
Other expense	(9,588)		-
Stock loss	(303,181)		-
Other income	16,036		1,017
Total other income (expense)	(300,935)		1,017

Net income (loss) before tax	(5,705,432)		(5,881,645,988)
Income tax expense	90,547		3,780
NET INCOME (LOSS)	$(5,795,980)		$(5,881,649,768)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$(1,128,966)		$(70,061)

TOTAL COMPREHENSIVE INCOME (LOSS)	$(6,924,946)		$(5,881,716,049)

Income per common share
Basic	$(0.01)	$	$(38.63)
Diluted	$-	$	$-

Weighted average common shares outstanding
Basic	$500,557,170	$	$152,260,753
Diluted	$-	$	$-

The accompanying notes are an integral part of these audited condensed consolidated financial statements.

- F4 -

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD APRIL 30, 2020 TO APRIL 30, 2022

(AUDITED)

	Common Shares	Par Value Common Shares	Noncontrolling Interest	Additional Paid-in Capital	Accumulated Other Income (Loss)	Accumulated Deficit	Total

Balances, April 30, 2020	10,000,000	$10,000	$-	$2,885	$-	$(14,510)	$(1,625)
Noncontrolling interest	-	-	52,374	-	-	-	52,374
Shares cancelled and returned	(10,000)	(10,000)	-	10,000	-	-	-
Shares issued in reorganization	47,647,702	47,648	-	(47,648)	-	-	-
Shares issued for services rendered to the company	452,352,298	452,352	-	5,880,127,522	-	-	5,880,579,874
Expenses paid on behalf of the company and contributed as capital	-	-	-	20,070	-	-	20,070
Net loss	-	-	-	-	-	(5,881,649,768)	(5,881,649,768)
Foreign currency translation	-	-	-	-	(70,061)	-	(70,061)
Balances, April 30, 2021	500,000,000	$500,000	$52,374	$5,889,168,832	$(70,061)	$(5,881,664,278)	$7,986,866
Noncontrolling interest	-	-	(52,374)	-	-	-	(52,374)
Common shares sold	2,255,600	2,256	-	3,867,939	-	-	3,870,194
Previously contributed expenses paid by company	-	-	-	(4,955)	-	-	(4,955)
Net loss	-	-	-	-	-	(5,795,980)	(5,795,980)
Foreign currency translation	-	-	-	-	(1,128,966)	-	(1,128,966)
Balances, April 30, 2022	502,255,600	$502,256	$-	$5,893,031,815	$(1,199,027)	(5,887,460,258)	$4,874,786

The accompanying notes are an integral part of these audited condensed consolidated financial statements.

- F5 -

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(AUDITED)

	Year Ended April 30, 2022	Year Ended April 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$(5,795,980)	$(5,881,649,768)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based expense	-	5,880,579,874
Depreciation and amortization	54,023	4,584

Changes in operating assets and liabilities:
Accounts receivable	(1,025,119	(265,883)
Accrued expenses and other payables	66,004	490,732
Advance payments and prepaid expenses	(1,287,272)	(48,844)
Accounts payable – related party	(2,829)	2,829
Security deposits	(132,544)	(18,860)
Deferred assets	(739)	-
Income tax payable	20,162	3,679
Inventories	(348,610)	(249,434)
Net cash used in operating activities	(8,452,904)	(1,151,090)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for equipment	(15,795)	(211,053)
Construction in progress	(112,905)	(169,325)
Land and improvements	(1,093,028)	-
Cash paid for stock	129,217	(316,717)
Net cash used in investing activities	(1,092,511)	(697,095)

CASH FLOWS FROM FINANCING ACTIVITIES
Expenses contributed to capital	(4,955)	20,071
Common shares sold	3,870,194	-
Loans	271,613	-
Stock issuance	(52,374)	9,108,376
Net cash provided by financing activities	4,084,478	9,128,446

Net effect of exchange rate changes on cash	$(1,128,966)	$(70,061)

Net Change in Cash and Cash Equivalents	(6,589,903)	7,210,200
Cash and cash equivalents - beginning of period	7,210,200	-
Cash and cash equivalents - end of period	$620,297	$7,210,200

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$4,201	$3,305
Income taxes paid	$-	$41,884

NON-CASH INVESTING AND FINANCING TRANSACTIONS	$-	$-

The accompanying notes are an integral part of these audited financial statements.

- F6 -

Note 1 - Organization and Description of Business

Next Meats Holdings, Inc. (we, us, our, or the "Company"), formerly known as Turnkey Solutions, Inc., was incorporated on April 15, 2020 in the State of Nevada.

On April 15, 2020, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of the Company, at the time known as “Turnkey Solutions, Inc.”

On October 1, 2020, the Company, at the time known as “Turnkey Solutions, Inc.” (the “Company” or “Successor”) announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with Intermedia Marketing Solutions, Inc. (“IMMM” or “Predecessor”) and Intermedia Marketing Solutions Merger Sub, Inc. (“Merger Sub”) collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Intermedia Marketing Solutions, Inc. and Intermedia Marketing Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

The effective date and time of the Reorganization was October 28, 2020 at 4PM PST (the “Effective Time”). The entire plan of Merger is on file with Nevada Secretary of State (“NSOS”) and included in the Articles of Merger pursuant to NRS 92A.200 Nevada Secretary of State (“NSOS”) and attached to and made a part thereof to the Articles of Merger pursuant to NRS 92A.200 filed with NSOS on October 16, 2020. At the Effective Time, Predecessor merged with and into its indirect and wholly owned subsidiary, Merger Sub with Predecessor as the surviving corporation resulting in Predecessor as a wholly owned subsidiary of the Company.

Concurrently and after the Effective Time, the Company cancelled all of its stock held in Predecessor resulting in the Company as a stand-alone and separate entity with no subsidiaries, no assets and negligible liabilities. The assets and liabilities of Predecessor, if any, remain with Predecessor. The Company has abandoned the business plan of its Predecessor and resumed its former business plan of a blank check company after completion of the Merger.

Full details pertaining to the Reorganization can be viewed in the Company’s Form 8-K filed on October 29, 2020.

On November 18, 2020 our former controlling shareholder, Flint Consulting Services, LLC sold 35,000,000 shares of common stock to Next Meats Co., Ltd a Japan Company. Collectively, the majority shareholders of Next Meats Co., Ltd are comprised of Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka. The Purchase Price was paid with personal funds of the majority shareholders of NMC.

On the same day, November 18, 2020, Paul Moody resigned from his position of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Simultaneous to Paul Moody’s resignations Ryo Shirai was appointed as our Chief Executive Officer and Director, Hideyuki Sasaki as our Chief Operating Officer and Director, and Koichi Ishizuka as our Chief Financial Officer.

On January 8, 2021 our majority shareholder, Next Meats Co., Ltd., a Japan Company, along with our Board of Directors, comprised of Mr. Koichi Ishizuka, Mr. Ryo Shirai, and Mr. Hideyuki Sasaki, took action to ratify, affirm, and approve a name change of the Company from Turnkey Solutions, Inc., to Next Meats Holdings, Inc. The Company filed a Certificate of Amendment with the Nevada Secretary of State (“NVSOS”) to enact the name change with an effective date of January 19, 2021. This was previously disclosed in the Form 8-K we filed on January 25, 2021.

Also on January 8, 2021, our majority shareholder Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve a change of the Company’s ticker symbol from TKSI to NXMH.

Pursuant to the above, the Company carried out a FINRA corporate action. As a result of the aforementioned actions the Company’s CUSIP number was changed from 90043H102 to 65345L 100. The change in CUSIP, name change, and symbol change were posted on the FINRA daily list on January 25, 2021 with a market effective date of January 26, 2021.

On January 28, 2021, our majority shareholder, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Following this issuance we had 500,000,000 shares of common stock issued and outstanding. On June 9, 2021 the Company entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd.

Next Meats Co., Ltd. is a Japanese Company that operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes. The product offerings from Next Meats Co., Ltd. are currently sold to various food distributors, supermarkets, and restaurant groups.

Next Meats Co., Ltd. is referred to herein as “NMCO”, and Next Meats Holdings, Inc., is referred to herein as “the Company”, and or “NXMH.” The current shareholders of Next Meats Co., Ltd. are referred to herein as “NMCO shareholders”.

Pursuant to the agreement, at the effective time of the agreement, NXMH acquired NMCO as a wholly owned subsidiary and commensurate with this action, there was a conversion of the NXMH Percentile Share Interest in exchange for the Company’s 100% percentile share interest in NMCO. Immediately prior to the Effective Time, (defined below) each NMCO shareholder canceled and exchanged their percentile share interest in NMCO for an equivalent percentile share interest in NXMH pursuant to each NMCO shareholder’s pro rata percentage.

On or about September 17, 2021, we incorporated NextMeats France, a French entity, which will act as a wholly owned subsidiary of the Company. We intend to utilize NextMeats France to, amongst other things, operate as a reseller and distributor, in France and throughout Europe, of food products currently offered by Next Meats Co., Ltd. There are currently no agreements in place between Next Meats Co., Ltd. and NextMeats France, however each entity is currently under common control and shares the same management team.

In January of 2022, we engaged counsel to incorporate Next Meats USA, Inc. on our behalf. Next Meats USA, Inc. (“NXMH USA”) was incorporated on January 18, 2022 and is a California Corporation.

On February 7, 2022, the incorporator of Next Meats USA, Inc. was discharged of any further duties. Simultaneously, Koichi Ishizuka and Koki Terui were appointed as Directors, and Koki Terui was appointed President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer.

On February 7, 2022, NXMH USA issued 100 shares of its common stock to Next Meats Holdings, Inc., a Nevada Corporation, in exchange for $10,000. As a result of this action, Next Meats Holdings, Inc. became the sole shareholder of NXMH USA. NXMH USA is now a wholly owned subsidiary of Next Meats Holdings, Inc.

Next Meats Holdings, Inc., intends to utilize NXMH USA as a means to expand its business operations into the United States. Currently, the Company offers a wide variety of alternative meat products and it is the Company’s plan to make these products more readily available to those in the United States via NXMH USA.

Prior to the issuance of shares to Next Meats Holdings, Inc., NXMH USA did not have any significant assets, or material transactions, to disclose. The financial statements for Next Meats Holdings, Inc., for its quarter ended April 30, 2022, will be consolidated to include those of NXMH USA.

On or about February 8, 2022, we incorporated Next Meats HK Co. Limited (“Next Meats HK”), a Hong Kong Company. Next Meats HK is now a wholly owned subsidiary of the Company. The Registry Number associated with this entity in Hong Kong is 3126390.

On or about March 2, 2022, we incorporated Next Meats (S) Pte. Ltd. (“Next Meats Singapore”), a Singapore Company. Next Meats Singapore. is now a wholly owned subsidiary of the Company. The Company Registration Number in Singapore is 202207295H.

These financial statements consolidate those of NXMH, NMCO, NextMeats France, NXMH USA, Next Meats HK, and Next Meats Singapore.

On December 28, 2021 we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of Common Stock from 500,000,000 to 1,000,000,000.

On December 28, 2021, Ryo Shirai resigned as our Chief Executive Officer and was appointed Chairman of the Board of Directors It should be noted he was previously a Director, but on December 28, 2021 began serving as Chairman of the Board of Directors. Previously, there was no designated Chairman of the Board of Directors.

The resignation of Mr. Ryo Shirai, as Chief Executive Officer, was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On December 28, 2021, Mr. Koichi Ishizuka was appointed Chief Executive Officer of the Company.

There is no arrangement or understanding among the newly appointed officer, Koichi Ishizuka, or any other person, pursuant to which they were appointed as an officer of the Company.

The Company has elected April 30th as its year end.

- F7 -

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the unaudited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosures contained in the unaudited financial statements for the most recent fiscal period, as reported in the 2021 Annual Report, have been omitted.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at April 30, 2022 and April 30, 2021 were $620,297 and $7,210,200, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at April 30, 2022 and April 30, 2021.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of April 30, 2022 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2022. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of April 30, 2022.

The Company’s stock-based compensation for the periods ended April 30, 2022 and April 30, 2021 were $0 and $5,880,579,874, respectively.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

- F8 -

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not recorded enough revenue to cover its operating costs. We expect our wholly-owned subsidiary, NextMeats France, to increase activity in the next fiscal quarter which we expect will produce revenue to cover at least some operating costs. We also expect our wholly-owned subsidiary, Next Meats Japan Co. Ltd to improve its operating income in the next fiscal quarter. However, management plans to fund some operating expenses with related party contributions to capital until there is sufficient revenue to cover all operating expenses. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As April 30, 2022, the Company has incurred a net  loss of approximately $6,880,384 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $1,444,881 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on April 15, 2020, and our fiscal year end of April 30, 2022, we have completed three taxable fiscal years.

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $6,880,384  which begins expiring in 2040. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets are as follows:

	April 30,

	2022	2021
Deferred tax asset, generated from net operating loss	$1,444,881	$227,725
Valuation allowance	(1,444,881)	(227,725)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate 21.0%	21.0%
Increase in valuation allowance (21.0%)	(21.0%)
Effective income tax rate 0.0%	0.0%

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of April 30, 2022.

- F9 -

Note 6 - Stock

On July 20, 2021, Catapult Solutions, Inc., a Nevada Corporation (“Catapult”), entered into a Share Purchase Agreement (the “Agreement”) by and among CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”), related party White Knight Co., Ltd., (“WKC”), and the Company, pursuant to which, on July 23, 2021, (“Closing Date”), for the purchase price of $375,000, CRS sold 10,000 shares of Catapult’s Series Z Preferred Stock, representing approximately 81.20% voting control of the Company; 5,000 shares of Series Z Preferred Stock were transferred to WKC and 5,000 shares of Series Z Preferred Stock were transferred to the Company. WKC paid consideration of $187,500 and related party, Next Meats Co., Ltd, paid the remaining $187,500 on behalf of the Company. The consummation of the transactions contemplated by the Agreement resulted in a change in control of Catapult, with WKC and the Company becoming Catapult’s largest controlling stockholders, having approximately 80.20% combined voting control over Catapult.

Pursuant to the Agreement, on July 23, 2021, the former Directors of Catapult resigned their positions and, on that same date, our CFO and Director, Mr. Koichi Ishizuka, was appointed as Catapult’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

The purpose of the acquisition of the shares was to acquire control of Catapult, which at that time was, and on the date hereof is, a shell company as defined in Rule 12b-2 of the Exchange Act with no operating business. The Company is exploring various business opportunities with respect to Catapult Solutions, Inc.

Note 7 - Accrued Expenses and other payable

Accrued expenses and other payables totaled $558,361 and $492,357 as of April 30, 2022 and April 30, 2021, respectively, and consisted primarily of accrued professional fees, non-trade accounts payable to NMCO and consumption tax receipts held by NMCO and accounts payable to NMCO, respectively.

Note 8 - Shareholders’ Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of April 30, 2022 and April 30, 2021.

Common Stock

The authorized common stock of the Company consists of 1,000,000,000 shares with a par value of $0.001. There were 502,255,600 and 500,000,000 shares of common stock issued and outstanding as of April 30, 2022 and April 30, 2021, respectively.

On or about December 29, 2021, we sold 270,929 shares of restricted Common Stock to Demic Co., Ltd.., a Japanese Company, at a price of $2.00 per share of Common Stock. The total subscription amount paid by Demic Co., Ltd. was approximately $541,858. Demic Co., Ltd is not considered a related party to the Company.

On or about December 29, 2021, we sold 882,257 shares of restricted Common Stock to Kiyoshi Kobayashi, a Japanese Citizen, at a price of $2.00 per share of Common Stock. The total subscription amount paid by Kiyoshi Kobayashi was approximately $1,764,513. Kiyoshi Kobayashi is not considered a related party to the Company.

On or about February 4, 2022, we sold 208,855 shares of restricted Common Stock to Daisuke Kuroika, a Japanese Citizen, at a price of $2.10 per share of Common Stock. The total subscription amount paid by Daisuke Kuroika was approximately $438,596. Daisuke Kuroika is not considered a related party to the Company.

On or about March 7, 2022, we sold 668,780 shares of restricted Common Stock to Yakuodo Co., Ltd., a Japanese Company, at a price of $1.30 per share of Common Stock. The total subscription amount paid by Yakuodo Co., Ltd. was approximately $869,414. Yakuodo Co., Ltd. is a Japan-based holding company mainly engaged in the retail of pharmaceuticals, cosmetics, food products, miscellaneous goods and other life related products. The Company operates through the healthcare business, beauty care business, home care business and convenience care business.

On or about March 29, 2022, we sold 133,779 shares of restricted Common Stock to Hidemi Arasaki, a Japanese Citizen, at a price of $1.30 per share of Common Stock. The total subscription amount paid by Hidemi Arasaki was approximately $173,913. Hidemi Arasaki is not a related party to the Company.

On or about April 5, 2022, we sold 91,000 shares of restricted Common Stock to Interwoos Co., Ltd., a Japanese Company, at a price of $0.90 per share of Common Stock. The purchase of Common Stock by Interwoos Co., Ltd. was authorized by its Chief Executive Officer Mr. Nobutaka Yoshii. The total subscription amount paid by Interwoos Co., Ltd. was approximately $81,900. Interwoos Co., Ltd. is not a related party to the Company.

The proceeds from the above sales of shares are to be used by the Company for working capital.

Note 9 - Related-Party Transactions

Office Space

From time to time, we may utilize the office space and equipment of our management at no cost.

Note 10 - Subsequent Events

On or about July 1, 2022, we sold the 5,000 shares of Series Z Preferred Stock of Dr. Foods, Inc., a Nevada Company (“DRFS”), to White Knight Co., Ltd., a Japan Company (“WK”), at a price of approximately $147,624 USD (20,000,000 Japanese Yen) (“The Share Purchase Agreement”). White Knight Co., Ltd. is owned and controlled by our Chief Executive Officer, Koichi Ishizuka. White Knight Co., Ltd. is deemed to be an accredited investor. The purchase of shares was made for investment purposes. The consummation of the transaction contemplated by the Share Purchase Agreement resulted in us no longer having an equity position in DRFS and with WK becoming the largest controlling shareholder of DRFS.

We intend to use the proceeds from the aforementioned sale for working capital.

The Board of Directors of NXMH, WK, and DRFS unanimously approved the above transaction.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On July 12, 2022, Mr. Ryo Shirai resigned as the Company’s Chairman of the Board of Directors and as a Director. Mr. Shirai's resignations are a result of personal health issues. The resignations of Mr. Ryo Shirai were not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

- F10 -

 Index to Financial Statements - Next Meats Holdings, Inc.

For the Quarter Ending January 31, 2023

Page

Financial Statements:

Condensed Consolidated Balance Sheets	F12

Condensed Consolidated Statement of Operations	F13

Condensed Consolidated Statement of Changes in Stockholder (Deficit)	F14

Condensed Consolidated Statement of Cash Flows	F15

Notes to the Unaudited Financial Statements	F16 - F21

- F11 -

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

BALANCE SHEETS

	January 31, 2023 (Unaudited)	April 30, 2022
ASSETS
Current Assets
Cash and cash equivalents	$62,222	$620,297
Accounts receivable	533,869	1,288,591
Accounts receivable - related party	193	-
Short term loans receivable	165,897	-
Advance payments and prepaid expenses	1,304,071	1,335,832
Inventories	449,034	598,044
TOTAL CURRENT ASSETS	2,515,286	3,842,764

Non-current assets
Equipment, net depreciation	$147,928	$168,241
Construction in progress	145,452	282,230
Land and improvements	1,063,447	1,093,028
Long term prepaid expenses	-	2,695
Deferred assets	-	739
Security deposits	145,728	151,403
Stock	-	187,500
TOTAL NON-CURRENT ASSETS	1,502,555	1,885,836

TOTAL ASSETS	$4,071,841	$5,728,600

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accrued expenses and other payables	$644,846	$558,360
Short term loans	28,171	-
Short term loans, related party	27,219	-
Income tax payable	-	23,841
TOTAL CURRENT LIABILITIES	700,236	582,201
Noncurrent Liabilities
Loans	121,767	271,613
Other long term liabilities	1,740	-
TOTAL LIABILITIES	$823,743	$853,814

Shareholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized, 0 issued and outstanding as of January 31, 2023 and April 30, 2022)	-	-
Common stock ($0.001 par value, 1,000,000,000 shares authorized, 502,562,280 and 502,255,600 shares issued and outstanding as of January 31, 2023 and April 30, 2022, respectively)	502,562	502,256
Additional paid-in capital	5,893,324,262	5,893,031,815
Accumulated deficit	(5,889,278,932)	(5,887,460,258)
Accumulated other comprehensive income(loss)	(1,353,794)	(1,199,027)

TOTAL SHAREHOLDERS' EQUITY	$3,194,098	$4,874,786

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,017,841	$5,728,600

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

- F12 -

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2022

REVENUES
Revenues	$221,567	$1,110,497	$1,092,882	$6,294,577
Cost of revenues	209,841	703,454	977,302	5,778,596
GROSS PROFIT (LOSS)	11,726	407,043	115,581	515,981

OPERATING EXPENSE
Depreciation	12,534	14,033	30,516	38,782
General and administrative expenses	315,174	1,605,771	2,048,038	3,981,041
Total operating expenses	327,708	1,619,804	2,078,554	4,019,823

Income (loss) from operations	(312,982)	(1,212,761)	(1,962,973)	(3,503,842)

Other income (expense)
Interest expense	(1,692)	(1,821)	(5,386)	(3,305)
Other expense	34,942	(4,950)	(88,129)	(6,999)
Other income	192,956	6,395	237,814	12,801
Total other income (expenses)	226,206	(376)	144,299	2,497

Net income (loss) before tax	(89,776)	(1,213,137)	(1,818,674)	(3,501,345)
Income tax expense	(341)	(3,288)	-	41,884
NET INCOME (LOSS)	$(89,435)	$(1,209,849)	$(1,818,674)	$(3,543,229)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	$397,698	$(80,604)	$(154,767)	$(343,126)

TOTAL COMPREHENSIVE INCOME (LOSS)	$308,263	$(1,290,453)	$(1,973,441)	$(3,886,355)

Income per common share
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Diluted	$-	$-	$-	$-

Weighted average common shares outstanding
Basic	502,465,609	500,426,177	502,193,032	500,142,059
Diluted	-	-	-	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

- F13 -

NEXT MEATS HOLDINGS, INC.

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Period April 30, 2022 to January 31, 2023

(UNAUDITED)

	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total

Balances, April 30, 2022	502,255,600	$502,256	$5,893,031,815	$(1,199,027)	$(5,887,460,258)	$4,874,786
Contributed capital	-	-	4,612	-	-	4,612
Net loss	-	-	-	-	(942,498)	(942,498)
Foreign currency translation	-	-	-	(182,451)	-	(182,451)
Balances, July 31, 2022	502,255,600	$502,256	$5,893,036,428	$(1,381,478)	$(5,888,402,756)	$3,754,449
Contributed capital	-	-	82,671	-	-	82,671
Net loss	-	-	-	-	(786,741)	(786,741)
Foreign currency translation	-	-	-	(370,014)	-	(370,014)
Balances, October 31, 2022	502,255,600	$502,256	5,893,119,099	$(1,751,492)	$(5,889,189,497)	$2,680,367
Common shares sold	306,680	306	205,164	-	-	205,470
Net loss	-	-	-	-	(89,435)	(89,435)
Foreign currency translation	-	-	-	397,698	-	397,698
Balances, January 31, 2023	502,562,280	$502,562	5,893,324,262	$(1,353,794)	$(5,889,278,932)	$3,194,098

Next Meats Holdings, Inc.

Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Period April 30, 2021 to JANUARY 31, 2022

(UNAUDITED)

	Common Shares	Par Value Common Shares	Non-Controlling Interest	Additional Paid-in Capital	Subscription Payable	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total

Balances, April 30, 2021	500,000,000	$500,000	$52,374	$5,889,168,832	$-	$(70,061)	$(5,881,664,278)	$7,986,866
Expenses paid on behalf of the company and contributed to capital	-	-	-	203,685	-	-	-	203,685
Net loss	-	-	-	-	-	-	(1,164,323)	(1,164,323)
Foreign currency translation	-	-	-	-	-	(45,306)	-	(45,306)
Balances, July 31, 2021	500,000,000	$500,000	$52,374	$5,889,372,517	$-	$(115,367)	$(5,882,828,601)	$6,980,922
Non-controlling interest	-	-	70,422	-	-	-	-	70,422
Expenses paid on behalf of the company and contributed to capital	-	-	-	15,700	-	-	-	15,700
Deposit for shares subscription	-	-	-	-	1,747,188	-	-	1,747,188
Net loss	-	-	-	-	-	-	(1,165,034)	(1,165,034)
Foreign currency translation	-	-	-	-	-	(216,884)	-	(216,884)
Balances, October 31, 2021	500,000,000	$500,000	$122,796	5,889,388,217	$1,747,188	$(332,251)	$(5,883,993,636)	$7,432,314
Common shares sold	1,153,186	1,153	-	2,305,218	(1,747,188)	-	-	559,183
Expenses paid by subsidiary	-	-	-	(233,656)	-	-	-	(233,656)
Net loss	-	-	-	-	-	-	(1,209,849)	(1,209,849)
Foreign currency translation	-	-	-	-	-	(80,604)	-	(80,604)
Balances, January 31, 2022	501,153,186	$501,153	$122,796	5,891,459,779	$-	$(412,855)	$(5,885,203,484)	$6,467,389

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

- F14 -

NEXT MEATS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended January 31, 2023	Nine Months Ended January 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,818,674)	$(3,543,229)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	30,516	38,782
Loss on the sale of fixed asset	371	-
Loss on the sale of stock	39,876	-
Changes in operating assets and liabilities:
Accounts receivable	754,722	(1,510,662)
Accounts receivable - related party	(192)	-
Short term loan receivable	(165,897)	-
Accrued expenses and other payables	86,486	516,518
Advance payments and prepaid expenses	34,456	(2,430,812)
Accounts payable - related party	-	(2,358)
Security deposits	5,676	(7,436)
Deferred assets	739	-
Income tax payable	(23,841)	(3,679)
Inventories	149,010	(167,127)
Net cash used in operating activities	(906,752)	(7,110,003)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for equipment	(10,574)	(26,471)
Construction in progress	136,777	(145,715)
Land and improvements	29,581	(1,220,093)
Cash paid for stock	-	(349,595)
Cash received for the sale of stock	147,624	-
Net cash provided by (used in) investing activities	303,409	(1,741,875)

CASH FLOWS FROM FINANCING ACTIVITIES
Expenses contributed to capital	87,283	(14,271)
Common shares sold	205,470	2,306,371
Loans	(92,715)	303,188
Stock issuance	-	70,422
Net cash provided by (used in) financing activities	200,038	2,665,711

Net effect of exchange rate changes on cash	$(154,767)	$(343,126)

Net Change in Cash and Cash Equivalents	(558,075)	(6,529,291)
Cash and cash equivalents - beginning of period	620,297	7,210,200
Cash and cash equivalents - end of period	$62,222	$680,909

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$1,692	$1,821
Income taxes paid	$23,841	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

- F15 -

Next Meats Holdings, Inc. (we, us, our, or the "Company"), formerly known as Turnkey Solutions, Inc., was incorporated on April 15, 2020 in the State of Nevada.

On April 15, 2020, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of the Company, at the time known as “Turnkey Solutions, Inc.”

On October 1, 2020, the Company, at the time known as “Turnkey Solutions, Inc.” (the “Company” or “Successor”) announced on Form 8-K plans to participate in a holding company reorganization (“the Reorganization” or “Merger”) with Intermedia Marketing Solutions, Inc. (“IMMM” or “Predecessor”) and Intermedia Marketing Solutions Merger Sub, Inc. (“Merger Sub”) collectively (the “Constituent Corporations”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. Immediately prior to the Reorganization, the Company was a direct and wholly owned subsidiary of Intermedia Marketing Solutions, Inc. and Intermedia Marketing Solutions Merger Sub, Inc. was a direct and wholly owned subsidiary of the Company.

The effective date and time of the Reorganization was October 28, 2020 at 4PM PST (the “Effective Time”). The entire plan of Merger is on file with Nevada Secretary of State (“NSOS”) and included in the Articles of Merger pursuant to NRS 92A.200 Nevada Secretary of State (“NSOS”) and attached to and made a part thereof to the Articles of Merger pursuant to NRS 92A.200 filed with NSOS on October 16, 2020. At the Effective Time, Predecessor merged with and into its indirect and wholly owned subsidiary, Merger Sub with Predecessor as the surviving corporation resulting in Predecessor as a wholly owned subsidiary of the Company.

Concurrently, and after the Effective Time, the Company cancelled all of its stock held in Predecessor resulting in the Company as a stand-alone and separate entity with no subsidiaries, no assets and negligible liabilities. The assets and liabilities of Predecessor, if any, remain with Predecessor. The Company abandoned the business plan of its Predecessor and resumed its former business plan of a blank check company after completion of the Merger.

Full details pertaining to the Reorganization can be viewed in the Company’s Form 8-K filed on October 29, 2020.

On November 18, 2020 our former controlling shareholder, Flint Consulting Services, LLC sold 35,000,000 shares of common stock to Next Meats Co., Ltd. a Japan Company. Collectively, at the time of sale, the majority shareholders of Next Meats Co., Ltd. were Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka. The Purchase Price was paid with personal funds of the majority shareholders of Next Meats Co., Ltd. (referred to herein as “NMCO”).

On the same day, November 18, 2020, Paul Moody resigned from his position of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.

Simultaneous to Paul Moody’s resignations, Ryo Shirai was appointed as our Chief Executive Officer and Director, Hideyuki Sasaki as our Chief Operating Officer and Director, and Koichi Ishizuka as our Chief Financial Officer.

On January 8, 2021, our now former majority shareholder, Next Meats Co., Ltd., a Japan Company, along with our Board of Directors, comprised of Mr. Koichi Ishizuka, Mr. Ryo Shirai, and Mr. Hideyuki Sasaki, took action to ratify, affirm, and approve a name change of the Company from Turnkey Solutions, Inc., to Next Meats Holdings, Inc. The Company filed a Certificate of Amendment with the Nevada Secretary of State (“NVSOS”) to enact the name change with an effective date of January 19, 2021. This was previously disclosed in the Form 8-K we filed on January 25, 2021.

Also on January 8, 2021, our now former majority shareholder, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve a change of the Company’s ticker symbol from TKSI to NXMH.

Pursuant to the above, the Company carried out a FINRA corporate action. As a result of the aforementioned actions the Company’s CUSIP number was changed from 90043H102 to 65345L 100. The change in CUSIP, name change, and symbol change were posted on the FINRA daily list on January 25, 2021 with a market effective date of January 26, 2021.

On January 28, 2021, our majority shareholder at the time, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Following this issuance we had 500,000,000 shares of common stock issued and outstanding. On June 9, 2021 the Company entered into a “Share Cancellation and Exchange Agreement” (referred to herein as “the Agreement”) with Next Meats Co., Ltd.

Next Meats Co., Ltd. is a Japanese Company that operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes. The product offerings from Next Meats Co., Ltd. are currently sold to various food distributors, supermarkets, and restaurant groups.

- F16 -

Next Meats Co., Ltd. is referred to herein as “NMCO”, and Next Meats Holdings, Inc., is referred to herein as “the Company”, and or “NXMH.” The (now former) shareholders of Next Meats Co., Ltd. are referred to herein as “NMCO shareholders”.

Pursuant to the agreement, at the effective time of the agreement, NXMH acquired NMCO as a wholly owned subsidiary and commensurate with this action, there was a conversion of the NXMH Percentile Share Interest in exchange for the Company’s 100% percentile share interest in NMCO. Immediately prior to the Effective Time, each NMCO shareholder canceled and exchanged their percentile share interest in NMCO for an equivalent percentile share interest in NXMH pursuant to each NMCO shareholder’s pro rata percentage.

On or about September 17, 2021, we incorporated NextMeats France, a French entity. It was later dissolved in December of 2022 as detailed later on below.

In January of 2022, we engaged counsel to incorporate Next Meats USA, Inc. on our behalf. Next Meats USA, Inc. (“NXMH USA”) was incorporated on January 18, 2022 and is a California Corporation.

On February 7, 2022, the incorporator of Next Meats USA, Inc. was discharged of any further duties. Simultaneously, Koichi Ishizuka and Koki Terui were appointed as Directors, and Koki Terui was appointed President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer.

On February 7, 2022, NXMH USA issued 100 shares of its common stock to Next Meats Holdings, Inc., a Nevada Corporation, in exchange for $10,000. As a result of this action, Next Meats Holdings, Inc. became the sole shareholder of NXMH USA. NXMH USA is now a wholly owned subsidiary of Next Meats Holdings, Inc.

Next Meats Holdings, Inc., intends to utilize NXMH USA as a means to expand its business operations into the United States. Currently, the Company offers a wide variety of alternative meat products and it is the Company’s plan to make these products more readily available to those in the United States via NXMH USA.

Prior to the issuance of shares to Next Meats Holdings, Inc., NXMH USA did not have any significant assets, or material transactions, to disclose.

On or about February 8, 2022, we incorporated Next Meats HK Co. Limited (“Next Meats HK”), a Hong Kong Company. Next Meats HK is now a wholly owned subsidiary of the Company. The Registry Number associated with this entity in Hong Kong is 3126390.

On or about March 2, 2022, we incorporated Next Meats (S) Pte. Ltd. (“Next Meats Singapore”), a Singapore Company. Next Meats Singapore. is now a wholly owned subsidiary of the Company. The Company Registration Number in Singapore is 202207295H.

These financial statements consolidate those of NXMH, NMCO, NXMH USA, Next Meats HK, NextMeats France and Next Meats Singapore.

On December 28, 2021 we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of Common Stock from 500,000,000 to 1,000,000,000.

On December 28, 2021, Ryo Shirai resigned as our Chief Executive Officer and was appointed Chairman of the Board of Directors. Ryo Shirai was formerly a Director prior to being elevated to Director and also Chairman of the Board.

The resignation of Mr. Ryo Shirai, as Chief Executive Officer, was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On December 28, 2021, Mr. Koichi Ishizuka was appointed Chief Executive Officer of the Company.

There is no arrangement or understanding among the newly appointed officer, Koichi Ishizuka, or any other person, pursuant to which they were appointed as an officer of the Company.

- F17 -

On July 12, 2022, Mr. Ryo Shirai resigned as the Company’s Chairman of the Board of Directors and as a Director. Mr. Shirai's resignations were a result of personal health issues. The resignations of Mr. Ryo Shirai were not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. The Company’s Board of Directors is now only comprised of two members.

On November 22, 2022, Ryo Shirai sold 8,229,451 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, the Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $8,229. Ryo Shirai was formerly the Company’s Chief Executive Officer and Chairman of the Board of Directors, until his resignations on December 28, 2021.

On November 22, 2022, Ryo Shirai sold 79,521,051 shares of restricted Common Stock of the Issuer to Koichi Ishizuka, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Koichi Ishizuka was approximately $79,521.

On November 22, 2022, Ryo Shirai sold 25,112,780 shares of restricted Common Stock of the Issuer to Hiroki Tajiri, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $25,113. Hiroki Tajiri is a board member of Next Meats Co., Ltd., a subsidiary of Next Meats Holdings, Inc.

On November 22, 2022, Hideyuki Sasaki sold 112,863,282 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $112,863. Hideyuki Sasaki is currently the Chief Operating Officer, and a Director of the Company.

As a result of the sales of Common Stock conducted by Ryo Shirai and Hideyuki Sasaki, the controlling shareholder of the Company is now Koichi Ishizuka, directly and through his control of White Knight Co., Ltd.

Following the above transactions, Ryo Shirai retains 50,225,560 shares of restricted common stock of the Company while Hideyuki Sasaki also retains 50,225,560 shares of restricted common stock of the Company.

In December of 2022, we dissolved NextMeats France, a French Entity. We do not believe there to be a great enough demand for our products in France and surrounding areas, although we do still intend to offer our products in areas of Europe in the future.

The Company has elected April 30th as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the unaudited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosures contained in the unaudited financial statements for the most recent fiscal period, as reported in the 2022 Annual Report, have been omitted.

- F18 -

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at January 31, 2023 and April 30, 2022 were $62,222 and $620,297, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at January 31, 2023 and April 30, 2022.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of January 31, 2023 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of January 31, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

- F19 -

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of January 31, 2023.

The Company’s stock-based compensation for the periods ended January 31, 2023 and January 31, 2022 was $0 for both periods.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 is amended by ASU 2018-01, ASU2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01, which FASB issued in January 2018, July 2018, July 2018, December 2018 and March 2019, respectively (collectively, the amended ASU 2016-02). The amended ASU 2016-02 requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. The amended ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amended ASU 2016-02 also requires qualitative and quantitative disclosures designed to assess the amount, timing, and uncertainty of cash flows arising from leases. A modified retrospective transition approach is permitted to be used when an entity adopts the amended ASU 2016-02, which includes a number of optional practical expedients that entities may elect to apply.

We have no assets and or leases and do not believe we will be impacted in the foreseeable future by the newly adopted accounting standard(s) mentioned above.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 - Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not recorded enough revenue to cover its operating costs. Currently, management plans to fund some operating expenses with related party contributions to capital, or through the sale of equity, until there is sufficient revenue to cover all operating expenses. There is no assurance that management's plans will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 - Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of January 31, 2023, the Company has incurred a net loss of approximately $8,699,058 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $1,823,802 at the effective statutory rate of 21%. The deferred tax asset has been offset by an equal valuation allowance. Given our inception on April 15, 2020, and our fiscal year end of April 30, 2022, we have completed three taxable fiscal years.

Note 5 - Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of January 31, 2023.

- F20 -

Note 6 - Stock

On July 20, 2021, Catapult Solutions, Inc., a Nevada Corporation (“Catapult”), entered into a Share Purchase Agreement (the “Agreement”) by and among CRS Consulting, LLC, a Wyoming Limited Liability Company (“CRS”), related party White Knight Co., Ltd., (“WKC”), and the Company, pursuant to which, on July 23, 2021, (“Closing Date”), for the purchase price of $375,000, CRS sold 10,000 shares of Catapult’s Series Z Preferred Stock, representing, at the time, approximately 81.20% voting control of the Company; 5,000 shares of Series Z Preferred Stock were transferred to WKC and 5,000 shares of Series Z Preferred Stock were transferred to the Company. WKC paid consideration of $187,500 and related party, Next Meats Co., Ltd, paid the remaining $187,500 on behalf of the Company. The consummation of the transactions contemplated by the Agreement resulted in a change in control of Catapult, with WKC and the Company becoming Catapult’s largest controlling stockholders, having approximately 80.20% combined voting control over Catapult.

Pursuant to the Agreement, on July 23, 2021, the former Directors of Catapult resigned from their positions and, on that same date, our CFO and Director, Mr. Koichi Ishizuka, was appointed as Catapult’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director.

On or about July 1, 2022, the Company sold 5,000 shares of Series Z Preferred Stock of Dr. Foods, Inc. FKA Catapult Solutions, Inc., a Nevada Company (“DRFS”), to WKC at a price of approximately $147,624 USD (20,000,000 Japanese Yen) (“The Share Purchase Agreement”). The purchase of shares was made for investment purposes. The consummation of the transaction contemplated by the Share Purchase Agreement resulted in the Company no longer having an equity position in DRFS and with WKC becoming the largest controlling shareholder of DRFS. Following the aforementioned transaction, WKC owns approximately 79.22% voting control of DRFS.

NXMH intends to use the proceeds from the aforementioned sale for working capital.

The Board of Directors of NXMH, WKC, and DRFS unanimously approved the above transaction.

Note 7 - Accrued Expenses

Accrued expenses and other payables totaled $644,846 and $558,360 as of January 31, 2023 and April 30, 2022, respectively, and consisted primarily of accrued professional fees, non-trade accounts payable to NMCO and consumption tax receipts held by NMCO.

Note 8 - Shareholders’ Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.001. There were no shares issued and outstanding as of January 31, 2023 and April 30, 2022.

Common Stock

The authorized common stock of the Company consists of 1,000,000,000 shares with a par value of $0.001. There were 502,255,600 shares of common stock issued and outstanding as of January 31, 2023 and April 30, 2022.

On or about December 29, 2021, we sold 270,929 shares of restricted Common Stock to Demic Co., Ltd.., a Japanese Company, at a price of $2.00 per share of Common Stock. The total subscription amount paid by Demic Co., Ltd. was approximately $541,858. Demic Co., Ltd is not considered a related party to the Company.

On or about December 29, 2021, we sold 882,257 shares of restricted Common Stock to Kiyoshi Kobayashi, a Japanese Citizen, at a price of $2.00 per share of Common Stock. The total subscription amount paid by Kiyoshi Kobayashi was approximately $1,764,513. Kiyoshi Kobayashi is not considered a related party to the Company.

On or about February 4, 2022, we sold 208,855 shares of restricted Common Stock to Daisuke Kuroika, a Japanese Citizen, at a price of $2.10 per share of Common Stock. The total subscription amount paid by Daisuke Kuroika was approximately $438,596. Daisuke Kuroika is not considered a related party to the Company.

On or about March 7, 2022, we sold 668,780 shares of restricted Common Stock to Yakuodo Co., Ltd., a Japanese Company, at a price of $1.30 per share of Common Stock. The total subscription amount paid by Yakuodo Co., Ltd. was approximately $869,414. Yakuodo Co., Ltd. is a Japan-based holding company mainly engaged in the retail of pharmaceuticals, cosmetics, food products, miscellaneous goods and other life related products. The Company operates through the healthcare business, beauty care business, home care business and convenience care business.

On or about March 29, 2022, we sold 133,779 shares of restricted Common Stock to Hidemi Arasaki, a Japanese Citizen, at a price of $1.30 per share of Common Stock. The total subscription amount paid by Hidemi Arasaki was approximately $173,913. Hidemi Arasaki is not a related party to the Company.

On or about April 5, 2022, we sold 91,000 shares of restricted Common Stock to Interwoos Co., Ltd., a Japanese Company, at a price of $0.90 per share of Common Stock. The purchase of Common Stock by Interwoos Co., Ltd. was authorized by its Chief Executive Officer Mr. Nobutaka Yoshii. The total subscription amount paid by Interwoos Co., Ltd. was approximately $81,900. Interwoos Co., Ltd. is not a related party to the Company.

On or about November 28, 2022, we sold 306,680 shares of restricted Common Stock to Motohiro Tomiyama, a Japanese Citizen, at a price of $0.67 per share of Common Stock. The total subscription amount paid by Motohiro Tomiyama was approximately $205,470. Motohiro Tomiyama is not a related party to the Company.

The proceeds from the above sales of shares are to be used by the Company for working capital.

Note 9 - Related-Party Transactions

Accounts receivable

During the period ended January 31, 2023, our subsidiary, Next Meats Japan Co., Ltd, paid expenses, totaling approximately $180, on behalf of WB Burgers Japan Co., Ltd which is controlled by our CEO Koichi Ishizuka.

During the period ended January 31, 2023, our subsidiary, Next Meats Hong Kong Co., Ltd, paid expenses, totaling approximately $13) on behalf of a shareholder of the Company.

The Company expects repayment of the above accounts receivable in the fourth fiscal quarter.

Short term loans

During the period ended January 31, 2023, our subsidiary, Next Meats Japan Co., Ltd., was loaned approximately $24,527 from officers of the company. These loans are unsecured, noninterest-bearing, and payable upon demand.

During the period ended January 31, 2023, our subsidiary, Next Meats Hong Kong Co., Ltd., was loaned approximately $2,693 from a director of the company. This loan is unsecured, noninterest-bearing, and payable upon demand.

Office Space

We utilize the office space and equipment of our management at no cost.

Note 10 - Subsequent Events

None.

- F21 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$1,102.00
Legal Fees	$2,500.00
Auditor Fees and Expenses	$10,000.00
Consulting Fees and Related Expenses	$35,000.00
Transfer Agent Fees	$5,000.00
TOTAL	$53,602

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On or about December 29, 2021, we sold 270,929 shares of restricted Common Stock to Demic Co., Ltd.., a Japanese Company, at a price of $2.00 per share of Common Stock. The total subscription amount paid by Demic Co., Ltd. was approximately $541,858.

The above transaction was approved by the Chief Executive Officer of Demic Co., Ltd., Tadayoshi Masutomi. Demic Co., Ltd. is not considered a related party to the Company.

On or about December 29, 2021, we sold 882,257 shares of restricted Common Stock to Kiyoshi Kobayashi, a Japanese Citizen, at a price of $2.00 per share of Common Stock. The total subscription amount paid by Kiyoshi Kobayashi was approximately $1,764,513.

On or about February 4, 2022, we sold 208,855 shares of restricted Common Stock to Daisuke Kuroika, a Japanese Citizen, at a price of $2.10 per share of Common Stock. The total subscription amount paid by Daisuke Kuroika was approximately $438,596.

On or about March 7, 2022, we sold 668,780 shares of restricted Common Stock to Yakuodo Co., Ltd., a Japanese Company, at a price of $1.30 per share of Common Stock. The total subscription amount paid by Yakuodo Co., Ltd. was approximately $869,414.

On or about March 29, 2022, we sold 133,779 shares of restricted Common Stock to Hidemi Arasaki, a Japanese Citizen, at a price of $1.30 per share of Common Stock. The total subscription amount paid by Hidemi Arasaki was approximately $173,913. Hidemi Arasaki is not a related party to the Company.

On or about April 5, 2022, we sold 91,000 shares of restricted Common Stock to Interwoos Co., Ltd., a Japanese Company, at a price of $0.90 per share of Common Stock. The total subscription amount paid by Interwoos Co., Ltd. was approximately $81,900. Interwoos Co., Ltd. is not a related party to the Company.

On or about November 28, 2022, we sold 306,680 shares of restricted Common Stock to Motohiro Tomiyama, a Japanese Citizen, at a price of $0.67 per share of Common Stock. The total subscription amount paid by Motohiro Tomiyama was approximately $205,470. Motohiro Tomiyama is not a related party to the Company.

The proceeds from the sales of shares went to the Company to be used as working capital.

The aforementioned sales of shares were conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sales of shares were made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description
3.1 (i)	Certificate of Incorporation (1)
3.1 (ii)	Certificate of Amendment (2)
3.1 (iii)	Certificate of Amendment (3)
3.1 (iv)	Certificate of Amendment (4)
3.2	Amended By-laws (5)
5.1	Legal Opinion Letter (6)
23.1	Consent of Independent Accounting Firm (6)
99.1	Sample Subscription Agreement (6)
107	Filing Fee Table (6)

____________________

(1)	Filed as an exhibit to the Company's Registration Statement on Form 10-12G as filed with the SEC on May 8, 2020, and incorporated herein by this reference.
(2)	Filed as an exhibit to the Company's Form 8-K as filed with the SEC on September 21, 2020, and incorporated herein by this reference.
(3)	Filed as an exhibit to the Company's Form 8-K as filed with the SEC on January 25, 2021, and incorporated herein by this reference.
(4)	Filed as an exhibit to the Company's Form 8-K as filed with the SEC on December 29, 2021, and incorporated herein by this reference.
(5)	Filed as an exhibit to the Company's Form 8-K as filed with the SEC on January 29, 2021, and incorporated herein by this reference.
(6)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Tokyo Japan, on May 24, 2023.

Next Meats Holdings, Inc.

By: /s/ Koichi Ishizuka
Name: Koichi Ishizuka
Title: Chief Executive Officer, Chief Financial Officer, Director Date: May 24, 2023

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Koichi Ishizuka  Signature: /s/ Koichi Ishizuka  Title: Chief Executive Officer, (Principal Executive Officer)

Date: May 24, 2023

Name: Koichi Ishizuka  Signature: /s/ Koichi Ishizuka  Title: Chief Financial Officer, (Principal Financial Officer)

Date: May 24, 2023

Name: Koichi Ishizuka  Signature: /s/ Koichi Ishizuka  Title: President, Secretary, Treasurer, Director

Date: May 24, 2023

Name: Hideyuki Sasaki  Signature: /s/ Hideyuki Sasaki  Title: Chief Operating Officer, Director

Date: May 24, 2023